Exhibit 10.3

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS (I) NOT MATERIAL AND (II) OF THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of May 17, 2023 (the “Sixth Amendment Effective Date”), by and among SLR Investment Corp., a Maryland corporation (formerly known as Solar Capital LTD.) (“SLR”), as collateral agent (in such capacity, together with its successors and assigns in such capacity, “Collateral Agent”), the lenders party hereto including SLR in its capacity as a Lender (each a “Lender” and collectively, the “Lenders”), and Alimera Sciences, Inc., a Delaware corporation (“Borrower”).

W I T N E S S E T H:

WHEREAS, Borrower, the Lenders, and Collateral Agent are parties to that certain Loan and Security Agreement, dated as of December 31, 2019 (as amended by the First Amendment to Loan and Security Agreement, dated as of May 1, 2020, by that certain Second Amendment to Loan and Security Agreement dated as of March 30, 2021, by that certain Third Amendment to Loan and Security Agreement dated as of February 22, 2022,  by that certain Fourth Amendment to Loan and Security Agreement dated as of December 7, 2022, as amended by the Fifth Amendment to Loan and Security Agreement dated as of March 24, 2023, and as further amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Agreement”; and the Existing Loan Agreement, as amended by this Amendment and as further amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”).

WHEREAS, Borrower has requested certain amendments to the Existing Agreement as more fully set forth herein and Collateral Agent and the Lenders are willing to agree to such request, subject to and in accordance with the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, the Lenders, and Collateral Agent hereby agree as follows:

DEFINITIONS; Interpretation.

(a)Terms Defined in Loan Agreement.  All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

(b)Interpretation.  The rules of interpretation set forth in Section 1.1 of the Loan Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

Amendments to THE EXISTING loan agreement.

(a)Upon satisfaction of the conditions set forth in Section 3 hereof, the Existing Loan Agreement is hereby amended as follows:

(i)Exhibit A attached hereto sets forth a clean copy of the Loan Agreement as amended hereby;

(ii)In Exhibit B hereto, deletions of the text in the Existing Loan Agreement (including, to the extent included in such Exhibit B, each Schedule or Exhibit to the Existing Loan Agreement) are indicated by ~~struck-through text~~, and insertions of text are indicated by bold, double-underlined text.

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(b)References Within Existing Loan Agreement.  Each reference in the Existing Loan Agreement to “this Agreement” and the words “hereof,” “herein,” “hereunder,” or words of like import, shall mean and be a reference to the Existing Loan Agreement as amended by this Amendment.  This Amendment shall be a Loan Document.

CONDITIONS TO EFFECTIVENESS

.  This Amendment shall become effective upon satisfaction of each of the conditions specified below:

(a)This Amendment.  Collateral Agent shall have received one or more counterparts of this Amendment, duly executed, completed and delivered by Collateral Agent, each Lender and Borrower;

(b)Fees and Expenses.  Borrower shall have paid (i) all invoiced costs and expenses of Collateral Agent and the Lenders party hereto, and the reasonable and documented fees and disbursements of counsel to Collateral Agent and the Lenders party hereto, in connection with the negotiation, preparation, execution and delivery of this Amendment and any other documents to be delivered in connection herewith on the Sixth Amendment Effective Date or after such date, and (ii) all other fees, costs and expenses, if any, due and payable as of the Sixth Amendment Effective Date under the Loan Agreement.

(c)Representations and Warranties; No Default.  As of the date of this Amendment, after giving effect to the amendment of the Loan Agreement contemplated hereby:

(i)The representations and warranties contained in Section 4 of this Amendment shall be true and correct on and as of the date of this Amendment as though made on and as of such date; and

(ii)There exist no Default or Events of Default; and

(d)Collateral Agent shall have received all other documents and instruments as Collateral Agent or any Lender may reasonably deem necessary or appropriate to effectuate the intent and purpose of this Amendment.

REPRESENTATIONS AND WARRANTIES

.  To induce Collateral Agent and the Lenders to enter into this Amendment, Borrower hereby confirms, as of the date hereof, (a) that the representations and warranties made by it in Section 5 of the Loan Agreement and in the other Loan Documents are true and correct in all material respects; provided,  however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof, provided, further, that to the extent such representations and warranties by their terms expressly relate only to a prior date such representations and warranties shall be true and correct as of such prior date; (b) that there has not been and there does not exist a Material Adverse Change; (c) reserved; (d) Collateral Agent and the Lenders have and shall continue to have valid, enforceable and perfected first-priority liens, subject only to Permitted Liens, on and security interests in the Collateral and all other collateral heretofore granted by Borrower to Collateral Agent and the Lenders pursuant to the Loan Documents or otherwise granted to or held by Collateral Agent and the Lenders; (e) the agreements and obligations of Borrower contained in the Loan Documents and in this Amendment constitute the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by the application of general principles of equity; and (f) the execution, delivery and performance of this Amendment by Borrower will not (i) conflict with Borrower’s organizational documents, including its Operating Documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law applicable thereto, (iii) contravene, conflict or violate any applicable material order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or any of its property or assets may be bound or affected, and (iv) constitute an event of default under any material agreement by which Borrower or any of its properties is bound, the termination or noncompliance with which could reasonably be expected to have a Material Adverse Change.  For the purposes of this Section, each reference in Section 5 of the Loan Agreement to “this Agreement,” and the words “hereof,” “herein,” “hereunder,” or words of like import in such Section, shall mean and be a reference to the Loan Agreement as amended by this Amendment.

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LOAN DOCUMENTS OTHERWISE NOT AFFECTED; REAFFIRMATION; NO NOVATION

.

(a)Except as expressly amended pursuant hereto or referenced herein, the Loan Agreement and the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed in all respects.  The Lenders’ and Collateral Agent’s execution and delivery of, or acceptance of, this Amendment shall not be deemed to create a course of dealing or otherwise create any express or implied duty by any of them to provide any other or further amendments in the future.

(b)Borrower hereby expressly (1) grants, reaffirms, ratifies and confirms its Obligations under the Loan Agreement and the other Loan Documents, (2) grants, reaffirms, ratifies and confirms the grant of security under Section 4 of the Loan Agreement, (3) grants and reaffirms that such grant of security in the Collateral secures all Obligations under the Loan Agreement, and with effect from (and including) the date hereof, such grant of security in the Collateral: (x) remains in full force and effect; and (y) secures all Obligations under the Loan Agreement, as amended by this Amendment, and the other Loan Documents, (4) agrees that this Amendment shall be a “Loan Document” under the Loan Agreement, and (5) agrees that the Loan Agreement and each other Loan Document shall remain in full force and effect following any action contemplated in connection herewith.

(c)Borrower hereby expressly reaffirms, ratifies, and confirms its obligations under (1) that certain Exit Fee Agreement, dated as of January 5, 2018, by and among SLR, the lenders party thereto, and Borrower, as amended, amended and restated, supplemented or otherwise modified from time to time (the “2018 Exit Fee Agreement”), and (2) that certain Exit Fee Agreement, dated as of December 31, 2019, by and among SLR, the lenders party thereto, and Borrower, as amended, amended and restated, supplemented or otherwise modified from time to time (the “2019 Exit Fee Agreement”).  Borrower acknowledges and agrees that the obligations under each of the 2018 Exit Fee Agreement, the 2019 Exit Fee Agreement and the Fifth Amendment Exit Fee Agreement are cumulative, independent obligations and that the Fifth Amendment Exit Fee Agreement in no way amends, amends and restates, supplements or otherwise modifies the terms of the 2018 Exit Fee Agreement or the 2019 Exit Fee Agreement. Notwithstanding the foregoing or anything herein to the contrary, in no event shall the transactions consummated on or prior to the Sixth Amendment Effective Date in connection with the Borrower’s receipt of Sixth Amendment Net Equity Proceeds, including the issuance, conversion or exercise of such securities, constitute an “Exit Event” for purposes of the fees contemplated pursuant to the 2018 Exit Fee Agreement, the 2019 Exit Fee Agreement or the Fifth Amendment Exit Fee Agreement.

(d)This Amendment is not a novation and the terms and conditions of this Amendment shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents. Nothing in this Amendment is intended, or shall be construed, to constitute an accord and satisfaction of Borrower’s Obligations under or in connection with the Loan Agreement and any other Loan Document or to modify, affect or impair the perfection or continuity of Collateral Agent’s security interest in, (for the ratable benefit of the Secured Parties) security titles to or other liens on any Collateral for the Obligations.

Conditions

.  For purposes of determining compliance with the conditions specified in Section 3, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Collateral Agent shall have received notice from such Lender prior to date hereof specifying its objection thereto.

RELEASE

.  In consideration of the agreements of Collateral Agent and each Lender contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby fully, absolutely, unconditionally and irrevocably releases, remises and forever discharges Collateral Agent and each Lender, and its successors and assigns, and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, Lenders and all such other persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money,

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accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Borrower, or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, including, without limitation, for or on account of, or in relation to, or in any way in connection with the Loan Agreement, or any of the other Loan Documents or transactions thereunder or related thereto.  Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.  Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

NO RELIANCE

.  Borrower hereby acknowledges and confirms to Collateral Agent and the Lenders that Borrower is executing this Amendment on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.

rESERVED

.

BINDING EFFECT.

 This Amendment binds and is for the benefit of the successors and permitted assigns of each party.

GOVERNING LAW

.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF SUCH STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

COMPLETE AGREEMENT; AMENDMENTS

.  This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements with respect to such subject matter.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

SEVERABILITY OF PROVISIONS

.  Each provision of this Amendment is severable from every other provision in determining the enforceability of any provision.

COUNTERPARTS

.  This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Amendment.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile, portable document format (.pdf) or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof.

LOAN DOCUMENTS

.  This Amendment and the documents related thereto shall constitute Loan Documents.

ELECTRONIC EXECUTION OF CERTAIN OTHER DOCUMENTS

.  The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by Collateral Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and

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National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

[Balance of Page Intentionally Left Blank; Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year specified at the beginning hereof.

BORROWER:

ALIMERA SCIENCES, INC.

By: /s/ Rick Eiswirth
Name: Rick Eiswirth
Title:     President and Chief Executive Officer

[Signature Page to Sixth Amendment to Loan and Security Agreement]

COLLATERAL AGENT AND LENDER:

SLR INVESTMENT CORP.

By: /s/ Anthony Storino
Name:  Anthony Storino
Title:  Authorized Signatory

[Signature Page to Sixth Amendment to Loan and Security Agreement]

LENDERS:

SUNS SPV LLC

By: /s/ Anthony Storino
Name:  Anthony Storino
Title:  Authorized Signatory

SCP PRIVATE CREDIT INCOME FUND SPV LLC

By: /s/ Anthony Storino
Name:  Anthony Storino
Title:  Authorized Signatory

SCP PRIVATE CREDIT INCOME FUND L.P.

By: /s/ Anthony Storino
Name:  Anthony Storino
Title:  Authorized Signatory

SCP PRIVATE CREDIT INCOME FUND BDC SPV LLC

By: /s/ Anthony Storino
Name:  Anthony Storino
Title:  Authorized Signatory

SCP PRIVATE CREDIT INCOME BDC LLC

By: /s/ Anthony Storino
Name:  Anthony Storino
Title:  Authorized Signatory

SCP PRIVATE CORPORATE LENDING FUND SPV LLC

By: /s/ Anthony Storino
Name:  Anthony Storino
Title:  Authorized Signatory

SCP PRIVATE CORPORATE LENDING FUND L.P.

By: /s/ Anthony Storino
Name:  Anthony Storino
Title:  Authorized Signatory

[Signature Page to Sixth Amendment to Loan and Security Agreement]

SCP CAYMAN DEBT MASTER FUND SPV LLC

By: /s/ Anthony Storino
Name:  Anthony Storino
Title:  Authorized Signatory

SCP SF DEBT FUND LP

By: /s/ Anthony Storino
Name:  Anthony Storino
Title:  Authorized Signatory

SCP CAYMAN DEBT MASTER FUND L.P.

By: /s/ Anthony Storino
Name:  Anthony Storino
Title:  Authorized Signatory

SLR CP SF DEBT FUND SPV LLC

By: /s/ Anthony Storino
Name:  Anthony Storino
Title:  Authorized Signatory

[Signature Page to Sixth Amendment to Loan and Security Agreement]

Exhibit A

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (as the same may be amended, restated, modified, or supplemented from time to time, this “Agreement”) dated as of December 31, 2019 (the “Effective Date”) among SLR Investment Corp., a Maryland corporation (formerly known as Solar Capital Ltd.) (“Solar”), as collateral agent (in such capacity, together with its successors and assigns in such capacity, “Collateral Agent”), and the lenders listed on Schedule 1.1 hereof or otherwise a party hereto from time to time including Solar in its capacity as a Lender (each a “Lender” and collectively, the “Lenders”), and Alimera Sciences, Inc., a Delaware corporation with offices located at 6120 Windward Parkway, Suite 290, Alpharetta, GA 30005 (“Borrower”), provides the terms on which the Lenders shall lend to Borrower and Borrower shall repay the Lenders.  The parties agree as follows:

1.DEFINITIONS AND OTHER TERMS

1.1Terms.  Capitalized terms used herein shall have the meanings set forth in Section 1.4 to the extent defined therein.  All other capitalized terms used but not defined herein shall have the meaning given to such terms in the Code.  Any accounting term used but not defined herein shall be construed in accordance with GAAP and all calculations shall be made in accordance with GAAP.  The term “financial statements” shall include the accompanying notes and schedules.  Notwithstanding anything to the contrary contained herein, (a) all financial statements delivered hereunder shall be prepared, and all financial covenants contained herein shall be calculated, without giving effect to any election under the Statement of Financial Accounting Standards No. 159 (or any similar accounting principle) permitting a Person to value its financial liabilities or Indebtedness at the fair value thereof and (b) the financial statements delivered hereunder shall be prepared without giving effect to the implementation of Accounting Standards Codification 606: Revenue from Contracts with Customers.

1.2Section References.  Any section, subsection, schedule or exhibit references are to this Agreement unless otherwise specified.

1.3Divisions.  For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.

1.4Definitions.  The following terms are defined in the Sections or subsections referenced opposite such terms:

“Agreement”	Preamble
“Approved Lender”	Section 12.1
“Borrower”	Preamble
“Claims”	Section 12.2
“Collateral Agent”	Preamble
“Collateral Agent Report”	Exhibit B, Section 5
“Default Rate”	Section 2.3(b)
“Effective Date”	Preamble
“Event of Default”	Section 8
“Indemnified Person”	Section 12.2
“Indemnified Taxes”	Section 2.5(a)
“Lender” and “Lenders”	Preamble
“Lender Transfer”	Section 12.1
“New Subsidiary”	Section 6.10
“non-U.S. Lender”	Section 2.5(a)
“Non-Funding Lender”	Exhibit B, Section 10(c)(ii)
“Other Lender”	Exhibit B, Section 10(c)(ii)
“Original Lender”	Section 1.4, definition of “Required Lenders”

“Perfection Certificate” and “Perfection Certificates”	Section 5.1
“SEC”	Section 1.4, definition of “GAAP”
“Secured Promissory Note”	Section 2.6
“Solar”	Preamble
“Taxes”	Section 2.5(a)
“Term A Loan(s)”	Section 2.2(a)(i)
“Term B Loan(s)”	Section 2.2(a)(ii)
“Term C Loan(s)”	Section 2.2(a)(iii)
“Term D Loan(s)”	Section 2.2(a)(iv)
“Term Loan(s)”	Section 2.2(a)(iv)
“Transfer”	Section 7.1

In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings:

“Account” is any “account” as defined in the Code with such additions to such term as may hereafter be made under the Code, and includes, without limitation, all accounts receivable and other sums owing to Borrower.

“Account Debtor” is any “account debtor” as defined in the Code with such additions to such term as may hereafter be made under the Code.

“ACH Letter” is ACH debit authorization in the form of Exhibit F hereto.

“Affiliate” of any Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Amortization Date”  is May 1, 2025; provided that, if Borrower satisfies the Interest-Only Extension Conditions, at Borrower’s election, the Amortization Date shall be May 1, 2026.

 “Anti‑Terrorism Laws” are any laws, rules, regulations or orders relating to terrorism or money laundering, including without limitation Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAC.

“Applicable Rate” means the greater of (a) 4.60% and (b) SOFR for a term of one month, which determination by Collateral Agent shall be conclusive in the absence of manifest error.

“Approved Fund” is any (i) investment company, fund, trust, securitization vehicle or conduit that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business or (ii) any Person (other than a natural person) which temporarily warehouses loans for any Lender or any entity described in the preceding clause (i) and that, with respect to each of the preceding clauses (i) and (ii), is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) a Person (other than a natural person) or an Affiliate of a Person (other than a natural person) that administers or manages a Lender.

“ASCV” means AS C.V., a limited partnership organized under the laws of The Netherlands, having its seat in Amsterdam and registered with the Dutch trade register under number 70560072.

“Blocked Person” is any Person:  (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti‑Terrorism Law, (d) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e) a Person that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.

“Borrower’s Books” are Borrower’s or any of its Subsidiaries’ books and records including ledgers, federal, and state tax returns, records regarding Borrower’s or its Subsidiaries’ assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Business Day” is any day that is not a Saturday, Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.

“Cash Equivalents” are (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any state thereof having maturities of not more than one (1) year from the date of acquisition and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; (c) certificates of deposit maturing no more than one (1) year after issue provided that the account in which any such certificate of deposit is maintained is subject to a Control Agreement in favor of Collateral Agent; (d) any money market or similar funds that exclusively hold any of the foregoing; and (e) cash and cash equivalents held in a foreign currency.

“Code”  is the Uniform Commercial Code, as the same may, from time to time, be enacted and in effect in the State of New York; provided, that, to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9  shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of, or remedies with respect to, Collateral Agent’s Lien on any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies and for purposes of definitions relating to such provisions.

“Collateral” is any and all properties, rights and assets of Borrower described on Exhibit A.

“Collateral Account” is any Deposit Account, Securities Account, or Commodity Account, or any other bank account maintained by Borrower or any Guarantor in the United States of America and into which is deposited an amount greater than One Hundred Thousand Dollars ($100,000) at any time.

“Collateral Agent” is Solar, not in its individual capacity, but solely in its capacity as collateral agent on behalf of and for the ratable benefit of the Secured Parties.

“Commitment Percentage” is set forth in Schedule 1.1, as amended from time to time.

“Commodity Account” is any “commodity account” as defined in the Code with such additions to such term as may hereafter be made under the Code.

“Compliance Certificate” is that certain certificate in substantially the form attached hereto as Exhibit D.

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co‑made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business.  The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith in accordance with GAAP; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Control Agreement” is any control agreement entered into among (a) the depository institution, securities intermediary, or commodity intermediary at which Borrower or any Guarantor maintains a Collateral Account, (b) Borrower or such Guarantor, as applicable, and (c) Collateral Agent, pursuant to which Collateral Agent, for the ratable benefit of the Secured Parties, obtains “control” (within the meaning of the Code) over such Collateral Account.

“Copyrights” are any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret.

 “Deposit Account” is any “deposit account” as defined in the Code with such additions to such term as may hereafter be made under the Code.

“Designated Deposit Account” is Borrower’s deposit account, described as follows:

[***]

“Dollars,” “dollars” and “$” each mean lawful money of the United States.

“EBITDA” means, with respect to Borrower and its Subsidiaries on a consolidated basis, net income plus (i) interest expense, plus (ii) tax expense, plus (iii) depreciation expense, plus (iv) amortization expense, plus (v) stock-based compensation expenses, plus (vi) net unrealized gains and losses from foreign currency exchange transactions, plus (vii) net unrealized gains and losses from warrant revaluations, plus (viii) preferred stock or other “securities” classified as such pursuant to GAAP, in each case, calculated in accordance with GAAP.

“Eligible Assignee” is (i) a Lender, (ii) an Affiliate of a Lender, (iii) an Approved Fund and (iv) any commercial bank, savings and loan association or savings bank or any other entity which is an “accredited investor” (as defined in Regulation D under the Securities Act of 1933, as amended) and which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds, lease financing companies and commercial finance companies, in each case, which either (A) has a rating of BBB or higher from Standard & Poor’s Rating Group and a rating of Baa2 or higher from Moody’s Investors Service, Inc. at the date that it becomes a Lender or (B) has total assets in excess of One Billion Dollars ($1,000,000,000), and in each case of clauses (i) through (iv), which, through its applicable lending office, is capable of lending to Borrower without the imposition of any withholding or similar taxes; provided that notwithstanding the foregoing, “Eligible Assignee” shall not include, unless an Event of Default has occurred and is continuing, (i) Borrower or any of Borrower’s Affiliates or Subsidiaries or (ii) a then-current direct competitor of Borrower, as determined by Collateral Agent.  Notwithstanding the foregoing, (x) in connection with any assignment by a Lender as a result of a forced divestiture at the request of any regulatory agency, the restrictions set forth herein shall not apply and Eligible Assignee shall mean any Person or party and (y) in connection with a Lender’s own financing or securitization transactions, the restrictions set forth herein shall not apply and Eligible Assignee shall mean any Person or party providing such financing or formed to undertake such securitization transaction and any transferee of such Person or party upon the occurrence of a default, event of default or similar occurrence with respect to such financing or securitization transaction; provided that no such sale, transfer, pledge or assignment under this clause (y) shall release such Lender from any of its obligations hereunder or substitute any such Person or party for such Lender as a party hereto until Collateral Agent shall have received and accepted an effective assignment agreement from such Person or party in form satisfactory to Collateral Agent executed, delivered and fully completed by the applicable parties thereto, and shall have received such other information regarding such Eligible Assignee as Collateral Agent reasonably shall require.

“Equipment” is all “equipment” as defined in the Code with such additions to such term as may hereafter be made under the Code, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“ERISA” is the Employee Retirement Income Security Act of 1974, as amended, and its regulations.

“Exigent Circumstance” means any event or circumstance that, in the reasonable judgment of Collateral Agent, imminently threatens the ability of Collateral Agent to realize upon all or any material portion of the Collateral, such as, without limitation, fraudulent removal, concealment, or abscondment thereof, destruction or material waste thereof, or failure of Borrower or any of its Subsidiaries after reasonable demand to maintain or reinstate adequate casualty insurance coverage, or which, in the judgment of Collateral Agent, could reasonably be expected to result in a material diminution in value of the Collateral.

“Exit Fee Agreement” is that certain Exit Fee Agreement, dated as of the Effective Date, by and among Collateral Agent, as agent, Borrower and the Lenders, as amended, amended and restated, supplemented or otherwise modified from time to time.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, and any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code.

“FDA” means the U.S. Food and Drug Administration or any successor thereto or any other comparable Governmental Authority.

“Fee Letter” means that certain Fee Letter dated as of the Effective Date, between Borrower and Solar, as amended and restated as of the Sixth Amendment Effective Date and as may be further amended as amended, amended and restated, supplemented or otherwise modified from time to time.

“Fifth Amendment” means that certain Fifth Amendment to Loan and Security Agreement, dated as of the Fifth Amendment Effective Date, by and among Borrower, Collateral Agent and Lenders.

“Fifth Amendment Effective Date” means March 24, 2023.

“Fifth Amendment Exit Fee Agreement” is that certain Fifth Amendment Exit Fee Agreement, dated as of the Fifth Amendment Effective Date, by and among Collateral Agent, as agent, Borrower and the Lenders, as amended, amended and restated, supplemented or otherwise modified from time to time.

“Fifth Amendment Net Equity Proceeds” means the net cash proceeds (including not subject to any clawback, redemption, escrow or similar contractual restriction) received by Borrower from Borrower’s bona fide equity financings after March 17, 2023, but on or prior to the Fifth Amendment Effective Date.

“First Amendment Effective Date” means May 1, 2020.

“Foreign Subsidiary” is a Subsidiary that is not an entity organized under the laws of the United States or any state or territory thereof.

“Funding Date” is any date on which a Term Loan is made to or on account of Borrower which shall be a Business Day.

“GAAP” is generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by a significant segment of the accounting profession in the United States, which are applicable to the circumstances as of the date of determination, in addition to Regulation S-X, with which Borrower must comply as a company that files reports with the U.S. Securities and Exchange Commission (the “SEC”).

“General Intangibles” are all “general intangibles” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made under the Code, and includes without limitation, all copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, any trade secret rights, including any rights to unpatented inventions, payment intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income and other tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body (including, without limitation, the FDA), court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self‑regulatory organization.

“Governmental Requirement” means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, rules of common law, authorization or other directive or requirement, whether now or hereinafter in effect, of any Governmental Authority.

“Guarantor” is any Person providing a Guaranty in favor of Collateral Agent for the benefit of the Secured Parties (including without limitation pursuant to Section 6.10).  The Guarantor on the Effective Date is Alimera Sciences (DE), LLC.

“Guaranty” is any guarantee of all or any part of the Obligations, as the same may from time to time be amended, restated, modified or otherwise supplemented.

“ILUVIEN” means fluocinolone acetonide intravitreal implants (marketed on the Effective Date as “ILUVIEN”).

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations, (d) non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance or similar instrument, (e) equity securities of such Person subject to repurchase or redemption other than at the sole option of such Person, (f) obligations secured by a Lien on any asset of such Person, whether or not such obligation is otherwise an obligation of such Person, (g) “earnouts,” purchase price adjustments, profit sharing arrangements, deferred purchase money DS amounts and similar payment obligations or continuing obligations of any nature of such Person arising out of Investments, (h) all Indebtedness of others guaranteed by such Person, (i) off-balance sheet liabilities and/or pension plan or multiemployer plan liabilities of such Person and (j) Contingent Obligations.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions or proceedings seeking reorganization, arrangement, or other relief.

“Insolvent” means not Solvent.

“Intellectual Property” means all of Borrower’s or any of its Subsidiaries’ right, title and interest in and to the following:

(a)its Copyrights, Trademarks and Patents;

(b)any and all trade secrets and trade secret rights, including, without limitation, any rights to unpatented inventions, know‑how, operating manuals;

(c)any and all source code;

(d)any and all design rights which may be available to Borrower;

(e)any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and

(f)all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents.

“Intellectual Property Security Agreement” means that certain Intellectual Property Security Agreement dated as of the Fifth Amendment Effective Date between Borrower and Collateral Agent, as the same may from time to time be amended, restated, modified or otherwise supplemented.

“Intercompany Subordination Agreement” means that certain Omnibus Intercompany Subordination Agreement, dated as of the date hereof, by and among Collateral Agent, Borrower, and each of Borrower’s Subsidiaries.

“Interest-Only Extension Conditions” is satisfaction of each of the following on or prior to April 20, 2025:  (a) no Event of Default shall have occurred and be continuing (including, for the avoidance of doubt, compliance with Section 7.13) as of April 20, 2025, and (b) Collateral Agent shall have received evidence satisfactory to Collateral Agent in its sole discretion that Borrower has achieved EBITDA on a trailing twelve (12) month basis, of greater than or equal to Seven Million Five Hundred Thousand Dollars ($7,500,000) on or prior to April 20, 2025.

“Internal Revenue Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Inventory” is all “inventory” as defined in the Code in effect on the date hereof with such additions to such term as may hereafter be made under the Code, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of any Person’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” is any beneficial ownership interest in any Person (including stock, partnership interest or other securities), and any loan, advance or capital contribution to any Person.

“Key Person” is each of Borrower’s (i) President and Chief Executive Officer, who is Rick Eiswirth as of the Fifth Amendment Effective Date, and (ii) Chief Financial Officer, who is Russell Skibsted as of the Fifth Amendment Effective Date.

“Knowledge,” “knowledge,” or “awareness” means the actual knowledge, after reasonable investigation, of the Responsible Officers.

“Lender” is any one of the Lenders.

“Lenders” are the Persons identified on Schedule 1.1 hereto and each assignee that becomes a party to this Agreement pursuant to Section 12.1.

“Lenders’ Expenses” are (a) all reasonable and documented audit fees and expenses, costs, and expenses (including reasonable and documented attorneys’ fees and expenses , as well as appraisal fees, fees incurred on account of lien searches, inspection fees, and filing fees) for preparing, amending, negotiating and administering the Loan Documents, in each case, actually incurred; provided, however, that such expenses shall not exceed One Hundred Fifty Thousand Dollars ($150,000) in the aggregate up to and including the Effective Date, and (b) all reasonable and documented fees and expenses (including reasonable and documented attorneys’ fees and expenses actually incurred, as well as appraisal fees, and fees incurred on account of lien searches, inspection fees, and filing fees) for defending and enforcing the Loan Documents (including, without limitation, those incurred in connection with appeals or Insolvency Proceedings) or otherwise incurred by Collateral Agent and/or the Lenders in connection with the Loan Documents.

“Lien” is a claim, mortgage, deed of trust, levy, charge, pledge, security interest, or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Loan Documents” are, collectively, this Agreement, the Fee Letter, the Exit Fee Agreement, the Fifth Amendment Exit Fee Agreement, each Control Agreement, the Intellectual Property Security Agreement, the Perfection Certificates, each Compliance Certificate, the ACH Letter, each Loan Payment Request Form, any Guarantees, any subordination agreements (including the Intercompany Subordination Agreement), any note, or notes or guaranties executed by Borrower or any other Person, any agreements creating or perfecting rights in the Collateral (including all insurance certificates and endorsements, landlord consents and bailee consents) and any other present or future agreement entered into by Borrower, any Guarantor or any other Person for the benefit of the Lenders and Collateral Agent, as applicable, in connection with this Agreement; all as amended, restated, or otherwise modified.

“Loan Payment Request Form” is that certain form attached hereto as Exhibit C.

“Material Adverse Change” is (a) a material adverse change in the business, operations or financial condition of Borrower and the Guarantors, when taken as a whole; or (b) a material impairment of (i) the ability of Borrower and its Subsidiaries (taken as a whole) to pay the Obligations, (ii) the legality, validity or enforceability of the Loan Documents (taken as a whole) or the rights and remedies (taken as a whole) of Collateral Agent or Lenders under the Loan Documents except as the result of the action or inaction of Collateral Agent or Lenders or (iii) the validity, perfection or priority of the Liens in favor of Collateral Agent for the benefit of the Secured Parties on the Collateral (taken as a whole) except as the result of the action or inaction of Collateral Agent or Lenders.

“Material Agreement” is any license, agreement or other contractual arrangement whereby Borrower or any of its Subsidiaries is reasonably likely to be required to transfer, either in-kind or in cash, prior to the Maturity Date, assets or property valued (book or market) at more than Seven Hundred Fifty Thousand Dollars ($750,000) during any calendar year.

“Maturity Date” is, for each Term Loan, May 1, 2028.

“Obligations” are all of Borrower’s obligations to pay when due any debts, principal, interest, Lenders’ Expenses, the Prepayment Premium, all fees under the Fee Letter, the Exit Fee Agreement, the Fifth Amendment Exit Fee Agreement, and any other amounts Borrower owes Collateral Agent or the Lenders now or later, in connection with, related to, following, or arising from, out of or under, this Agreement or, the other Loan Documents, or otherwise, and including interest accruing after Insolvency Proceedings begin (whether or not allowed) and debts, liabilities, or obligations of Borrower assigned to the Lenders and/or Collateral Agent in connection with this Agreement and the other Loan Documents, and the performance of Borrower’s duties under the Loan Documents.

“OFAC” is the U.S. Department of Treasury Office of Foreign Assets Control.

“OFAC Lists” are, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.

“Operating Documents” are, for any Person, such Person’s formation documents, as certified by the Secretary of State (or equivalent agency) of such Person’s jurisdiction of organization on a date that is no earlier than thirty (30) days prior to the Fifth Amendment Effective Date, and, (a) if such Person is a corporation, its bylaws in current form, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Patents” means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, re-examination certificates, utility models, extensions and continuations-in-part of the same.

“Payment Date” is the first (1st) calendar day of each calendar month, commencing on January 1, 2020.

“Permitted Indebtedness” is:

(a)Borrower’s Indebtedness to the Lenders and Collateral Agent under this Agreement and the other Loan Documents;

(b)Indebtedness existing on the Effective Date and disclosed on the Perfection Certificate;

(c)Subordinated Debt;

(d)unsecured Indebtedness (A) owed to trade creditors in the ordinary course of business, and (B) in connection with credit cards incurred in the ordinary course of business in an aggregate amount with respect to this subclause (B) not to exceed One Hundred Thousand Dollars ($100,000);

(e)Indebtedness consisting of (i) capitalized lease obligations (excluding Vehicle Leases) and purchase money Indebtedness, in each case incurred by Borrower or any of its Subsidiaries to finance the acquisition, repair, improvement or construction of fixed or capital assets of such person, provided that (A) the aggregate outstanding principal amount of all such Indebtedness does not exceed Five Hundred Thousand Dollars ($500,000) at any time and (B) the principal amount of such Indebtedness does not exceed the lower of the cost or fair market value of the property so acquired or built or of such repairs or improvements financed with such Indebtedness (each measured at the time of such acquisition, repair, improvement or construction is made), (ii) Vehicle Leases and (iii) rebates, discounts and chargebacks that Borrower or its Subsidiaries may pay in the ordinary course of business to direct or indirect customers;

(f)Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of Borrower’s business;

(g)Indebtedness constituting Permitted Investments owing by a Subsidiary to another Subsidiary or to Borrower;

(h)Contingent Obligations arising with respect to customary indemnification obligations in favor of purchasers in connection with dispositions permitted under Section 7.1;

(i)Indebtedness to any current employee, officer, director or independent contractor (or such Person’s spouse, estate or estate planning vehicle) to repurchase Borrower’s common stock or options or rights to acquire common stock of Borrower from such Person upon the death, disability termination of employment or retirement of such employee, officer, director or independent contractor;

(j)Other unsecured Indebtedness in an aggregate amount not to exceed Five Hundred Thousand Dollars ($500,000) outstanding at any time;

(k)Indebtedness in favor of insurance companies (or financing affiliates) in connection with the financing of insurance premiums in the ordinary course of business in an aggregate amount not to exceed Seven Hundred Fifty Thousand Dollars ($750,000);

(l)Guarantees of the Indebtedness by any Subsidiary of the Indebtedness of another Subsidiary or Borrower and guarantees of Indebtedness of Borrower or any Guarantor by Borrower or any of its Subsidiaries;

(m)(i) Indebtedness not exceeding Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate at any time in respect of bid, performance, appeal, or surety bonds issued for the account of Borrower or any Subsidiary in the ordinary course of business and (ii) Indebtedness in respect of surety and other obligations incurred in the ordinary course of business in connection with workers’ compensation, social security, unemployment insurance, and other social security legislation;

(n)Indebtedness not exceeding Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate at any time in respect of (i) netting services or overdraft protection or (ii) from any arrangement relating to the provision of treasury, depositary or cash management services or automated clearinghouse transfer of funds, in each case incurred in the ordinary course of business; and

(o)extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness described in clauses (a) through (n) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose materially more burdensome terms upon Borrower, or its Subsidiary, as the case may be.

“Permitted Investments” are:

(a)Investments disclosed on the Perfection Certificate and existing on the Effective Date;

(b)(i) Investments consisting of cash and Cash Equivalents, and (ii) any Investments permitted by Borrower’s investment policy, as amended from time to time, provided that such investment policy (and any such amendment thereto) has been approved in writing by Collateral Agent;

(c)Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower;

(d)Investments consisting of Deposit Accounts of Borrowers and Guarantors in Collateral Accounts in which Collateral Agent has a perfected Lien (subject to the terms of this Agreement) for the ratable benefit of the Secured Parties and Investments consisting of Deposit Accounts, Securities Accounts and Commodity Accounts which are not Collateral Accounts;

(e)Investments in connection with Transfers permitted by Section 7.1;

(f)Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower’s board of directors; not to exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate for (i) and (ii) in any fiscal year;

(g)Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

(h)Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (h) shall not apply to Investments of Borrower in any Subsidiary;

(i)Other Investments not to exceed Five Hundred Thousand Dollars ($500,000) in any fiscal year;

(j)Investments in Subsidiaries, not to exceed (x) in any fiscal year, One Million Dollars ($1,000,000) minus the sum of all payments made pursuant to clause (i) of Section 4(a) of the Intercompany Subordination Agreement in such fiscal year plus (y) during the term of this Agreement, an aggregate amount not to exceed five percent (5%) of the net cash proceeds (including not subject to any clawback, redemption, escrow or similar contractual restriction) received by Borrower after the Effective Date from all bona fide equity financings on terms reasonably acceptable to Collateral Agent and the Lenders;

(k)Investments by Borrower or any Guarantor in a Guarantor or Borrower;

(l)Investments by any Subsidiary that is not a Borrower or a Guarantor in any other Subsidiary, in any Guarantor or in Borrower; and

(m)non-cash Investments in joint ventures or strategic alliances in the ordinary course of Borrower’s business consisting of the non‑exclusive licensing of technology, the development of technology or the providing of technical support.

 “Permitted Licenses” are (A) licenses of over-the-counter software that is commercially available to the public; (B) non‑exclusive licenses for the use of the Intellectual Property of Borrower or any of its Subsidiaries entered into in the ordinary course of business, provided that, with respect to each such license described in clause (B), the license constitutes an arm’s‑length transaction, the terms of which, on their face, do not provide for a sale or assignment of any Intellectual Property and do not restrict the ability of Borrower or any of its Subsidiaries, as applicable, to pledge, grant a security interest in or lien on, or assign or otherwise Transfer any Intellectual Property; and (C) (i) non-exclusive licenses for the use of the Intellectual Property of Borrower or any of its Subsidiaries between or among Borrower and any Subsidiary or Subsidiaries or between or among any Subsidiaries, (ii) exclusive licenses for the use of Intellectual Property of Borrower between Borrower and ASCV, and (iii) that certain Exclusive License Agreement, dated as of April 14, 2021, by and between Borrower and Ocumension (Hong Kong) Limited, a company organized and existing under the laws of Hong Kong.

“Permitted Liens” are:

(a)Liens existing on the Effective Date and disclosed on the Perfection Certificate or arising under this Agreement and the other Loan Documents;

(b)Liens for taxes, fees, assessments or other government charges or levies, either (i) not due and payable or (ii) being contested in good faith and for which Borrower maintains adequate reserves on its Books, provided that no notice of any such Lien has been filed or recorded under the Internal Revenue Code and the Treasury Regulations adopted thereunder in excess of Two Hundred Fifty Thousand Dollars ($250,000);

(c)Liens securing Indebtedness permitted under clause (e) of the definition of “Permitted Indebtedness,” provided that (i) such liens exist prior to the acquisition of, or attach substantially simultaneous with, or within forty-five (45) days after, the acquisition, lease, repair, improvement or construction of, such property financed or leased by such Indebtedness and (ii) such liens do not extend to any property of Borrower other than the property (and proceeds thereof) acquired, leased or built, or the improvements or repairs, financed by such Indebtedness;

(d)Liens of carriers, warehousemen, suppliers, or other Persons that are possessory in nature arising in the ordinary course of business which have not been, and are not, subordinated to the Obligations or waived by such carriers, warehousemen, suppliers or Persons so long as such Liens attach only to Inventory, securing liabilities in the aggregate amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000), and which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

(e)Liens to secure payment of workers’ compensation, employment insurance, old‑age pensions, social security and other like obligations incurred in the ordinary course of business (other than Liens imposed by ERISA);

(f)Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;

(g)leases or subleases of real property granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), and leases, subleases, non‑exclusive licenses or sublicenses of personal property (other than Intellectual Property) granted in the ordinary course of Borrower’s business (or, if referring to another Person, in the ordinary course of such Person’s business), if the leases, subleases, licenses and sublicenses do not prohibit granting Collateral Agent or any Lender a security interest therein;

(h)banker’s liens, rights of setoff and Liens in favor of financial institutions incurred in the ordinary course of business arising in connection with Borrower’s deposit accounts or securities accounts held at such institutions solely to secure payment of fees and similar costs and expenses and provided such accounts are maintained in compliance with Section 6.6(a) hereof;

(i)Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 8.3 or 8.6;

(j)Permitted Licenses;

(k)Liens on premium refunds granted in favor of insurance companies (or their financing affiliates) in connection with the financing of insurance premiums to the extent such financing is Permitted Indebtedness;

(l)Liens under Vehicle Leases;

(m)any rent deposit guarantee arrangements that are entered into by a Foreign Subsidiary in the ordinary course of its business and consistent with past practices; and

(n)any Lien arising under the general terms and conditions of banks with whom any Foreign Subsidiary maintains a banking relationship in the ordinary course of business, including any which arise from the general banking conditions or any Lien arising under the general terms and conditions of banks.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Prepayment Premium” is, with respect to any Term Loan subject to prepayment prior to the Maturity Date, whether by mandatory or voluntary prepayment, acceleration or otherwise, an additional fee payable to the Lenders in amount equal to:

(i)for a prepayment made on or after the Fifth Amendment Effective Date through and including the first anniversary of the Fifth Amendment Effective Date, two percent (2.00%) of the principal amount of such Term Loan prepaid;

(ii)for a prepayment made after the date which is after the first anniversary of the Fifth Amendment Effective Date through and including the second anniversary of the Fifth Amendment Effective Date, one percent (1.00%) of the principal amount of the Term Loan prepaid; and

(iii)for a prepayment made after the date which is after the second anniversary of the Fifth Amendment Effective Date and prior to the Maturity Date, half of one percent (0.50%) of the principal amount of the Term Loan prepaid.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

“Pro Rata Share” is, as of any date of determination, with respect to each Lender, a percentage (expressed as a decimal, rounded to the ninth decimal place) determined by dividing the outstanding principal amount of Term Loans held by such Lender by the aggregate outstanding principal amount of all Term Loans.

“Registered Organization” is any “registered organization” as defined in the Code with such additions to such term as may hereafter be made under the Code.

“Qualified Cash A/P Amount” means the amount of Borrower’s accounts payable that have not been paid within ninety days (90) days from the invoice date of the relevant account payable.

“Registration” means any registration, authorization, approval, license, permit, clearance, certificate, and exemption issued or allowed by the FDA or state pharmacy licensing authorities (including, without limitation, new drug applications, abbreviated new drug applications, biologics license applications, investigational new drug applications, over-the-counter drug monograph, device pre-market approval applications, device pre-market notifications, investigational device exemptions, product recertifications, manufacturing approvals, registrations and authorizations, CE Marks, pricing and reimbursement approvals, labeling approvals or their foreign equivalent, controlled substance registrations, and wholesale distributor permits).

“Regulatory Action” means an administrative, regulatory, or judicial enforcement action, proceeding, investigation or inspection, FDA Form 483 notice of inspectional observation, warning letter, untitled letter, other notice of violation letter, recall, seizure, Section 305 notice or other similar written communication, injunction or consent decree, issued by the FDA or a federal or state court.

“Related Persons” means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor and other consultants and agents of or to such Person or any of its Affiliates.

“Relevant Governmental Body” means the Federal Reserve Board, the Federal Reserve Bank of New York, and/or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York, or any successor thereto.

“Required Lenders” means (i) for so long as all of the Persons that are Lenders on the Fifth Amendment Effective Date (each an “Original Lender”) have not assigned or transferred any of their interests in their Term Loan other than to an Affiliate of such Lender, Lenders holding one hundred percent (100%) of the aggregate outstanding principal balance of the Term Loan, or (ii) at any time from and after any Original Lender has assigned or transferred any interest in its Term Loan, Lenders holding at least 50.1% of the aggregate outstanding principal balance of the Term Loan.

“Requirement of Law” is as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” is any of the President, Chief Executive Officer or Chief Financial Officer of Borrower acting alone.

“Second Amendment Effective Date” means February 1, 2021.

“Second Draw Period” is the period (i) commencing on the date that Borrower delivers evidence reasonably satisfactory to Collateral Agent that Borrower has achieved revenues (under GAAP) from sales of ILUVIEN in the ordinary course of business to third party customers of at least Thirty Million Dollars ($30,000,000) on a trailing six-month basis measured at any time on or before November 30, 2020 and (ii) ending on December 20, 2020.

“Secured Parties” means Collateral Agent and the Lenders.

“Securities Account” is any “securities account” as defined in the Code with such additions to such term as may hereafter be made under the Code.

“Sixth Amendment” means that certain Sixth Amendment to Loan and Security Agreement, dated as of the Sixth Amendment Effective Date, by and among Borrower, Collateral Agent and Lenders.

“Sixth Amendment Effective Date” means May 17, 2023.

“Sixth Amendment Net Equity Proceeds” means the unrestricted (including not subject to any clawback, redemption, escrow or similar contractual restriction) net cash proceeds received by Borrower from Borrower’s bona fide equity financings after May 1, 2023, but on or prior to the Sixth Amendment Effective Date.

“SOFR” means the daily Secured Overnight Financing Rate provided by the Federal Reserve Bank of New York as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“Solvent” means, with respect to any Person, that (a) the fair salable value of such Person’s consolidated assets (including goodwill minus disposition costs) exceeds the fair value of such Person’s liabilities, (b) such Person is not left with unreasonably small capital giving effect to the transactions contemplated by this Agreement and the other Loan Documents, and (c) such Person is able to pay its debts (including trade debts) as they mature in the ordinary course (without taking into account any forbearance and extensions related thereto).

“Subordinated Debt” is indebtedness incurred by Borrower or any of its Subsidiaries subordinated to all Indebtedness of Borrower and/or its Subsidiaries to the Lenders (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Collateral Agent and the Required Lenders entered into between Collateral Agent, Borrower, and/or any of its Subsidiaries, and the other creditor), on terms acceptable to Collateral Agent and the Required Lenders in their reasonable discretion; provided, however, that Vehicle Leases shall not be deemed to constitute Subordinated Debt.

“Subsidiary” is, with respect to any Person, any Person of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations) is owned or controlled, directly or indirectly, by such Person or through one or more intermediaries.

“Term Loan Commitment” is, for any Lender, the obligation of such Lender to make a Term Loan, up to the principal amount shown on Schedule 1.1.  “Term Loan Commitments” means the aggregate amount of such commitments of all Lenders.

“Trademarks” means any trademark and service mark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower and each of its Subsidiaries connected with and symbolized by such trademarks.

“Unqualified Opinion” means an opinion on financial statements from Grant Thornton LLP or another independent certified public accounting firm selected by Borrower in accordance with applicable rules of the SEC, which opinion shall not include any qualifications or any going concern limitations, other than with respect to a going concern based solely on the amount of cash and cash equivalents held by Borrower and its Subsidiaries.

“Vehicle Leases” means any leases for vehicles under any agreement to which Borrower or any of its Subsidiaries is a party, including but not limited to leases pursuant to that certain Master Equity Lease Agreement dated as of November 7, 2014, by and between Enterprise FM Trust and Borrower, as such may be modified or amended, whether or not such leases are characterized as capital leases or operating leases.

2.LOANS AND TERMS OF PAYMENT

2.1Promise to Pay.  Borrower hereby unconditionally promises to pay each Lender, the outstanding principal amount of all Term Loans advanced to Borrower by such Lender and accrued and unpaid interest thereon and any other amounts due hereunder as and when due in accordance with this Agreement.

2.2Term Loans.

(a)Availability.

(i)Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, to make term loans to Borrower on the Effective Date in an aggregate principal amount of Forty-Two Million Five Hundred Thousand Dollars ($42,500,000) according to each Lender’s Term A Loan Commitment as set forth on Schedule 1.1 hereto (such term loans are hereinafter referred to singly as the “Term A Loan”).  After repayment, no Term A Loan may be re‑borrowed.

(ii)Subject to the terms and conditions of this Agreement, the Lenders agree, severally and not jointly, to make term loans to Borrower during the Second Draw Period in an aggregate principal amount equal to Two Million Five Hundred Thousand Dollars ($2,500,000) according to each Lender’s Term B Loan Commitment as set forth on Schedule 1.1 hereto (such term loans made during the Second Draw Period are hereinafter referred to singly as the “Term B Loan”).  After repayment, no Term B Loan may be re‑borrowed.

(iii)Subject to the terms and conditions of this Agreement and the Fifth Amendment, the Lenders agree, severally and not jointly, to make term loans to Borrower on the Fifth Amendment Effective Date in an aggregate principal amount of up to Two Million Five Hundred Thousand Dollars ($2,500,000) according to each Lender’s Term C Loan Commitment as set forth on Schedule 1.1 hereto (such term loans are hereinafter referred to singly as the “Term C Loan”).  After repayment, no Term C Loan may be re‑borrowed.

(iv)Subject to the terms and conditions of this Agreement and the Sixth Amendment, the Lenders agree, severally and not jointly, to make loans to Borrower on the Sixth Amendment Effective Date, in an aggregate principal amount of up to Twenty Million Dollars ($20,000,000) according to each Lender’s Term D Loan Commitment as set forth on Schedule 1.1 hereto (such term loans are hereinafter referred to singly as the “Term D Loan”; each Term A Loan, Term B Loan, Term C Loan, and Term D Loan are hereinafter referred to collectively as the “Term Loans”).  After repayment, no Term D Loan may be re‑borrowed.

(b)Repayment.  Borrower shall make monthly payments of interest only commencing on the first (1st) Payment Date following the Funding Date of each Term Loan, and continuing on the Payment Date of each successive month thereafter through and including the Payment Date immediately preceding the Amortization Date.  Commencing on the Amortization Date, and continuing on the Payment Date of each month thereafter, Borrower shall (i) make monthly payments of interest to each Lender in accordance with its Pro Rata Share, as calculated by Collateral Agent (which calculations shall be deemed correct absent manifest error), based upon the effective rate of interest applicable to the Term Loan, as determined in accordance with Section 2.3(a) plus (ii) make consecutive equal monthly payments of principal to each Lender in accordance with its Pro Rata Share, as calculated by Collateral Agent (which calculations shall be deemed correct absent manifest error) based upon: (A) the respective principal amounts of each such Lender’s Term Loans then outstanding and (B) a repayment schedule equal to the number of months remaining through the Maturity Date.  All unpaid principal and accrued and unpaid interest with respect to each such Term Loan is due and payable in full on the Maturity Date.  The Term Loans may only be prepaid in accordance with Sections 2.2(c) and 2.2(d).

(c)Mandatory Prepayments.  If the Term Loans are accelerated following the occurrence  of an Event of Default, Borrower shall immediately pay to Lenders, payable to each Lender in accordance with its respective Pro Rata Share, an amount equal to the sum of: (i) all outstanding principal of the Term Loans plus accrued and unpaid interest thereon through the prepayment date, (ii) any fees payable under the Fee Letter as a result of such prepayment, (iii) the Prepayment Premium, plus (iv) all other Obligations that are then due and payable, including Lenders’ Expenses and interest at the Default Rate with respect to any past due amounts. Notwithstanding (but without duplication of) the foregoing, on the Maturity Date, if any fees payable under the Fee Letter as a result of such prepayments had not previously been paid in full in connection with the prepayment of the Term Loans in full,

Borrower shall pay to each Lender such unpaid fees in accordance with the terms of the Fee Letter.  The Prepayment Premium shall also be payable in the event the Obligations (and/or this Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other means. EACH BORROWER AND GUARANTOR EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREPAYMENT PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION.

(d)Permitted Prepayment of Term Loans.  Borrower shall have the option to prepay not less than Two Million Five Hundred Thousand Dollars ($2,500,000) of the outstanding principal balance of the Term Loans advanced by the Lenders under this Agreement, provided Borrower (i) provides written notice to Collateral Agent of its election to prepay the Term Loans at least five (5) Business Days prior to such prepayment, which notice shall specify the amount to be prepaid, and (ii) pays to the Lenders on the date of such prepayment, payable to each Lender in accordance with its respective Pro Rata Share, an amount equal to the sum of (A) the outstanding principal of the Term Loans (or, if so specified in the written notice, a lesser amount not less than Two Million Five Hundred Thousand Dollars ($2,500,000) of the outstanding principal balance of the Term Loans) plus accrued and unpaid interest thereon through the prepayment date, (B) any fees payable under the Fee Letter, the Fifth Amendment Exit Fee Letter, the Exit Fee Letter,  or under Section 2.4 hereof as a result of such prepayment, (C) the Prepayment Premium, plus (D) all other Obligations that are due and payable on such prepayment date, including any Lenders’ Expenses and interest at the Default Rate (if any) with respect to any past-due amounts.

2.3Payment of Interest on the Term Loans.

(a)Interest Rate.  Subject to Section 2.3(b), the principal amount outstanding under the Term Loans shall accrue interest at a floating per annum rate equal to the Applicable Rate in effect from time to time plus five and fifteen hundredth percent (5.15%), which aggregate interest rate shall be determined by Collateral Agent on the third Business Day prior to the Funding Date of the applicable Term Loan and on the date occurring on the first Business Day of the month prior to each Payment Date occurring thereafter, which interest shall be payable monthly in arrears in accordance with Sections 2.2(b) and 2.3(e).  Except as set forth in Section 2.2(b), such interest shall accrue on each Term Loan commencing on, and including, the Funding Date of such Term Loan, and shall accrue on the principal amount outstanding under such Term Loan through and including the day on which such Term Loan is paid in full (or any payment is made hereunder).

(b)Default Rate.  Immediately upon the occurrence and during the continuance of an Event of Default, all Obligations shall accrue interest at a fixed per annum rate equal to the rate that is otherwise applicable thereto plus three percentage points (3.00%) (the “Default Rate”).  Payment or acceptance of the increased interest rate provided in this Section 2.3(b) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Collateral Agent.

(c)360‑Day Year.  Interest shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

(d)Debit of Accounts.  Collateral Agent and each Lender may debit (or ACH) the Designated Deposit Account for principal and interest payments or any other amounts Borrower owes the Lenders under the Loan Documents when due.  Any such debits (or ACH activity) shall not constitute a set‑off.

(e)Payments.  Except as otherwise expressly provided herein, all payments by Borrower under the Loan Documents shall be made to the respective Lender to which such payments are owed, at such Person’s office in immediately available funds on the date specified herein.  Unless otherwise provided, interest is payable monthly on the Payment Date of each month.  Payments of principal and/or interest received after 2:00 p.m. Eastern time are considered received at the opening of business on the next Business Day.  When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest, as applicable, shall continue to accrue until paid.  All payments to be made by Borrower hereunder or under any other Loan Document, including payments of principal and interest, and all fees, expenses, indemnities and reimbursements, shall be made without set‑off, recoupment or counterclaim, in lawful money of the United States and in immediately available funds.  Collateral Agent may at its discretion and with prior notice of at least one (1) Business Day, initiate debit entries to

Borrower’s account as authorized on the ACH Letter (i) on each payment date of all Obligations then due and owing, (ii) at any time any payment due and owing with respect to Lenders’ Expenses, and (iii) upon an Event of Default, any other Obligations outstanding.

2.4Fees.  Borrower shall pay to Collateral Agent and/or Lenders (as applicable) the following fees, which shall be deemed fully earned and non-refundable upon payment:

(a)Fee Letter.  When due and payable under the terms of the Fee Letter, to Collateral Agent and each Lender, as applicable, the fees set forth in the Fee Letter;

(b)Prepayment Premium.  The Prepayment Premium, if any, when due hereunder, to be shared between the Lenders in accordance with their respective Pro Rata Shares;

(c)Lenders’ Expenses.  All Lenders’ Expenses (including reasonable and documented attorneys’ fees and expenses for documentation and negotiation of this Agreement), when due; provided that Collateral Agent acknowledges receipt of a due diligence deposit of One Hundred Thousand Dollars ($100,000) on or before the Effective Date, which shall be credited towards payment of such Lenders’ Expenses.

2.5Taxes; Increased Costs.

(a)Any and all payments received by Collateral Agent or the Lenders from Borrower hereunder will be made free and clear of and without deduction for any and all present or future income, excise, stamp, court or documentary, intangible, recording, filing or similar taxes, property or franchise taxes, and any other present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority (including any interest, additions to tax or penalties applicable thereto) (“Taxes”).  “Indemnified Taxes” means Taxes excluding (i) Taxes imposed on or measured by any Lender’s net income (however denominated), franchise Taxes and branch profits Taxes or any similar Tax, in each case (A) imposed as a result of such Lender being organized under the laws of, or having its principal office or its applicable lending office located in the jurisdiction imposing such Tax (or any political subdivision thereof) or (B) that are Taxes imposed as a result of a present or former connection between such Lender and the jurisdiction imposing such Tax (other than connections arising from such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Term Loan or Loan Document), (ii) in the case of any Lender, U.S. federal withholding Tax that is imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement or acquires an interest in a Term Loan or changes its lending office, except in each case to the extent that, pursuant to this Section 2.5, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (iii) U.S. federal withholding Taxes imposed under FATCA, and (iv) Taxes attributable to a Lender’s failure to comply with Section 2.5(e).  If any applicable law requires Borrower or, if applicable, Collateral Agent to make any withholding or deduction in respect of Indemnified Taxes from any such payment or other sum payable hereunder to the Lenders, Borrower hereby covenants and agrees that the amount due from Borrower with respect to such payment or other sum payable hereunder will be increased to the extent necessary to ensure that, after the making of such required withholding or deduction (and including any such withholdings and deductions applicable to additional sums payable under this Section), Collateral Agent or each Lender, as applicable, receives a net sum equal to the sum which it would have received had no withholding or deduction been required.  Borrower or, if applicable, Collateral Agent shall pay the full amount required to be withheld or deducted in respect of any Taxes to the relevant Governmental Authority.  Borrower will, as soon as practicable after any payment of Taxes pursuant to this Section 2.5, furnish Collateral Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence reasonably satisfactory to Collateral Agent indicating that Borrower has made such withholding payment.

(b)Borrower and each Guarantor shall jointly and severally indemnify Collateral Agent and each Lender, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.5) payable or paid by Collateral Agent or such Lender or required to be withheld or deducted from a payment to Collateral Agent or such

Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to Borrower by a Lender (with a copy to Collateral Agent), or by Collateral Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(c)If any change in applicable law shall subject any Lender to any Taxes (other than Indemnified Taxes) on its loans, loan principal, letters of credit, commitments, or other Obligations, or its deposits, reserves, other liabilities or capital attributable thereto, and the result shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any loan, or to increase the cost to such Lender of participating in, issuing or maintaining any letter of credit (or maintaining its obligation to participate in or to issue any letter of credit), or to reduce the amount of any sum received or receivable by such Lender (whether principal, interest or any other amount), then, upon the request of such Lender, Borrower will promptly pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(d)Each Lender shall severally indemnify Collateral Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that Borrower and each Guarantor has not already indemnified Collateral Agent for such Indemnified Taxes and without limiting the obligation of Borrower and each Guarantor to do so) and (ii) any Taxes set forth in Section 2.5(a)(i), (a)(ii), (a)(iii), and (a)(iv) attributable to such Lender, in each case, that are payable or paid by Collateral Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by Collateral Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes Collateral Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by Collateral Agent to the Lender from any other source against any amount due to Collateral Agent under this Section 2.5(d).

(e)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower and Collateral Agent, at the time or times reasonably requested by Borrower or Collateral Agent, such properly completed and executed documentation reasonably requested by Borrower or Collateral Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by Borrower or Collateral Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower or Collateral Agent as will enable Borrower or Collateral Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than an IRS Form W-9 or applicable IRS Form W-8, as applicable) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(f)Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) if such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(g)The agreements and obligations contained in this Section 2.5 shall survive the resignation or replacement of Collateral Agent, any assignment of rights by, or the replacement of, a Lender and the termination of this Agreement.

2.6Secured Promissory Notes.  If requested by a Lender, the Term Loans shall be evidenced by a Secured Promissory Note or Notes in the form attached as Exhibit G hereto (each a “Secured Promissory Note”), and shall be repayable as set forth in this Agreement.  Borrower irrevocably authorizes each Lender to make or cause to be made, on or about the Funding Date of any Term Loan or at the time of receipt of any payment of principal on such Lender’s Secured Promissory Note, an appropriate notation on such Lender’s Secured Promissory Note Record reflecting the making of such Term Loan or (as the case may be) the receipt of such payment.  The outstanding amount of each Term Loan set forth on such Lender’s Secured Promissory Note Record shall be, absent manifest error, prima facie evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount on such Lender’s Secured Promissory Note Record shall not limit or otherwise affect the obligations of Borrower under any Secured Promissory Note or any other Loan Document to make payments of principal of or interest on any Secured Promissory Note when due.  Upon receipt of an affidavit of an officer of a Lender as to the loss, theft, destruction, or mutilation of its Secured Promissory Note, Borrower shall issue, in lieu thereof, a replacement Secured Promissory Note in the same principal amount thereof and of like tenor.

3.CONDITIONS OF LOANS

3.1Conditions Precedent to Initial Term Loan.  Each Lender’s obligation to make a Term Loan is subject to the condition precedent that Collateral Agent and each Lender shall consent to or shall have received, in form and substance satisfactory to Collateral Agent and each Lender, such documents, and completion of such other matters, as Collateral Agent and each Lender may reasonably deem necessary or appropriate, including, without limitation:

(a)original Loan Documents (including but not limited to a duly executed Fee Letter and Exit Fee Agreement), each duly executed by Borrower and each Subsidiary, as applicable;

(b)a completed Perfection Certificate for Borrower;

(c)duly executed original Control Agreements with respect to any Collateral Accounts maintained by Borrower or any Guarantor;

(d)the Operating Documents and good standing certificates: (i) of Borrower and its domestic Subsidiaries certified by the Secretary of State (or equivalent agency) of Borrower’s and such domestic Subsidiaries’ state of organization or formation; (ii) of Borrower to qualify to conduct business in the State of Georgia certified by the Secretary of State of Georgia; and (iii) of Borrower and each domestic Subsidiary certified by the Secretary of State (or equivalent agency) of any other state where the failure to qualify to conduct business could reasonably be expected to have a Material Adverse Change, each as of a date no earlier than thirty (30) days prior to the Effective Date;

(e)a certificate of Borrower and each Guarantor in substantially the form of Exhibit E hereto executed by the Secretary of Borrower with appropriate insertions and attachments, including with respect to (i) the Operating Documents of Borrower and each Guarantor (which Certificate/Articles of Incorporation/Organization of Borrower and each Guarantor shall be certified by the Secretary of State (or equivalent agency) of the state of Borrower and such Guarantor’s respective state of incorporation or organization) and (ii) the resolutions adopted by Borrower’s and each Guarantor’s board of directors for the purpose of approving the transactions contemplated by the Loan Documents;

(f)certified copies, dated as of date no earlier than thirty (30) days prior to the Effective Date, of financing statement searches, as Collateral Agent shall request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the Term Loan, will be terminated or released;

(g)a duly executed legal opinion of counsel to Borrower and each domestic Guarantor dated as of the Effective Date;

(h)evidence satisfactory to Collateral Agent and the Lenders that the insurance policies required by Section 6.5 hereof are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements in favor of Collateral Agent, for the ratable benefit of the Secured Parties;

(i)a copy of any applicable Investors Rights Agreement and any amendments thereto/joinders, etc.;

(j)a subordination agreement, duly executed by each holder of Subordinated Debt;

(k)payoff letter for existing debt satisfactory to Collateral Agent; and

(l)payment of the fees payable under the terms of the Fee Letter and Lenders’ Expenses then due as specified in Section 2.4 hereof.

3.2Conditions Precedent to all Term Loans.  The obligation of each Lender to extend each Term Loan is subject to the following conditions precedent:

(a)receipt by Collateral Agent of an executed Loan Payment Request Form in the form of Exhibit C attached hereto;

(b)the representations and warranties in Section 5 hereof shall be true, accurate and complete in all material respects on the Funding Date of each Term Loan; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Event of Default shall have occurred and be continuing or result from the funding of such Term Loan;

(c)in such Lender’s reasonable discretion, there has not been any Material Adverse Change;

(d)No Event of Default or an event that with the passage of time could result in an Event of Default, shall exist; and

(e)payment of the fees and Lenders’ Expenses then due as specified in Section 2.4 hereof.

3.3Conditions Precedent to Term Loans on Fifth Amendment Effective Date. The obligation of each Lender to extend the Term Loans on the Fifth Amendment Effective Date is subject to the following conditions precedent:

(a)a duly executed Fifth Amendment by Borrower, with original signature pages thereto to promptly follow;

(b)a duly executed Amended and Restated Fee Letter;

(c)an updated Perfection Certificate for Borrower and each of its Subsidiaries;

(d)a duly executed Fifth Amendment Exit Fee Agreement;

(e)[reserved];

(f)a duly executed Intellectual Property Security Agreement by Borrower;

(g)[reserved];

(h)the Operating Documents and good standing certificates of Borrower certified by the Secretary of State (or equivalent agency) of Borrower’s jurisdiction of organization or formation and each jurisdiction in which Borrower is qualified to conduct business, each as of a date no earlier than thirty (30) days prior to the Fifth Amendment Effective Date;

(i)a certificate of Borrower in form and substance reasonably satisfactory to the Collateral Agent executed by the Secretary (or similar officer) of Borrower with appropriate insertions and attachments, including with respect to (i) the Operating Documents of Borrower (which Certificate of Incorporation of Borrower shall be certified by the Secretary of State of the State of such entity’s jurisdiction of formation) and (ii) the resolutions adopted by Borrower’s board of directors or a committee thereof for the purpose of approving the transactions contemplated by the Fifth Amendment;

(j)certified copies, dated as of date no earlier than thirty (30) days prior to the Fifth Amendment Effective Date, of financing statement searches, as Collateral Agent shall request;

(k)a duly executed legal opinion of counsel to Borrower dated as of the Fifth Amendment Effective Date; and

(l)payment of the fees and Lenders’ Expenses then due as specified in Section 3 of the Fifth Amendment.

3.4Conditions Precedent to Term C Loans on Fifth Amendment Effective Date. The obligation of each Lender to extend the Term C Loan is subject to the following conditions precedent:

(a)Evidence, reasonably satisfactory to each Lender, of Borrower’s receipt of no less than Ten Million Dollars ($10,000,000) in Fifth Amendment Net Equity Proceeds.

3.5Conditions Precedent to Term D Loans on Sixth Amendment Effective Date. The obligation of each Lender to extend the Term D Loans on the Sixth Amendment Effective Date is subject to the following conditions precedent:

(a)a duly executed Sixth Amendment by Borrower, with original signature pages thereto to promptly follow;

(b)a duly executed Second Amended and Restated Fee Letter by Borrower and each Lender;

(c)evidence, reasonably satisfactory to each Lender, of Borrower’s receipt of no less than Sixty Nine Million Dollars ($69,000,000) in Sixth Amendment Net Equity Proceeds;

(d)a duly executed Omnibus Amendment to Exit Fee Agreements, by Borrower and each Lender;

(e)[reserved];

(f)an updated Perfection Certificate for Borrower and each of its Subsidiaries;

(g)the Operating Documents and good standing certificates of Borrower certified by the Secretary of State (or equivalent agency) of Borrower’s jurisdiction of organization or formation and each jurisdiction in which Borrower is qualified to conduct business, each as of a date no earlier than thirty (30) days prior to the Sixth Amendment Effective Date;

(h)a certificate of Borrower in form and substance reasonably satisfactory to the Collateral Agent executed by the Secretary (or similar officer) of Borrower with appropriate insertions and attachments, including with respect to (i) the Operating Documents of Borrower (which Certificate of Incorporation of Borrower shall be certified by the Secretary of State of the State of such entity’s jurisdiction of formation) and (ii) the resolutions adopted by Borrower’s board of directors or a committee thereof for the purpose of approving the transactions contemplated by the Sixth Amendment;

(i)[reserved];

(j)payment of the fees and Lenders’ Expenses then due as specified in Section 3 of the Sixth Amendment.

3.6Post-Close Requirements.  Borrower agrees that within 30 days of the Effective Date, Borrower shall deliver to Collateral Agent:

(a)a bailee waiver for that certain location owned by Alliance Medical Products (dba Siegfried Irvine), commonly known as 9342 Jeronimo Road, Irvine, CA 92618, in form and substance reasonably satisfactory to Collateral Agent;

(b)a landlord consent for that certain location commonly known as 6120 Windward Pkwy, Ste. 290, Alpharetta, GA 30005, in form and substance reasonably satisfactory to Collateral Agent;

(c)evidence in form and substance reasonably satisfactory to Collateral Agent of full release of that certain tax lien imposed by Fulton County, Georgia with respect to property located at 6120 Windward Pkwy, Alpharetta, GA 30005;

(d)evidence in form and substance reasonably satisfactory to Collateral Agent of all filings or recordations with the United States Patent and Trademark Office evidencing full release of all filings or recordations of any intellectual property security agreement, as amended, made by Borrower in favor of Silicon Valley Bank; and

(e)evidence in form and substance reasonably satisfactory to Collateral Agent that the insurance endorsements in favor of Collateral Agent, for the ratable benefit of the Secured Parties, required by Section 6.5 hereof are in full force and effect.

3.7Covenant to Deliver.  Borrower agrees to deliver to Collateral Agent and the Lenders each item required to be delivered to Collateral Agent under this Agreement as a condition precedent to any Term Loan.  Borrower expressly agrees that a Term Loan made prior to the receipt by Collateral Agent or any Lender of any such item shall not constitute a waiver by Collateral Agent or any Lender of Borrower’s obligation to deliver such item, and any such Term Loan in the absence of a required item shall be made in each Lender’s sole discretion.

3.8Procedures for Borrowing.  Subject to the prior satisfaction of all other applicable conditions to the making of a Term Loan set forth in this Agreement, to obtain a Term Loan (other than the Term Loan funded on the Effective Date), Borrower shall notify the Lenders (which notice shall be irrevocable) by electronic mail, facsimile, or telephone by 12:00 noon New York City time three (3) Business Days prior to the date any Term Loan is to be made.  Together with any such electronic, facsimile or telephonic notification, Borrower shall deliver to Collateral Agent by electronic mail or facsimile a completed Loan Payment Request Form executed by a Responsible Officer or his or her designee.  Collateral Agent may rely on any telephone notice given by a person whom Collateral Agent reasonably believes is a Responsible Officer or designee.  On the Funding Date related to any Term Loan, each Lender shall credit and/or transfer (as applicable) to the Designated Deposit Account, an amount equal to its Term Loan Commitment in respect of such Term Loan.

4.CREATION OF SECURITY INTEREST

4.1Grant of Security Interest.  Borrower hereby grants Collateral Agent, for the ratable benefit of the Secured Parties, to secure the payment and performance in full of all of the Obligations, a continuing first priority security interest in, and pledges to Collateral Agent, for the ratable benefit of the Secured Parties, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products and supporting obligations (as defined in the Code) in respect thereof.  If Borrower shall acquire any commercial tort claim (as defined in the Code) it intends to pursue, Borrower shall grant to Collateral Agent, for the ratable benefit of the Secured Parties, a first priority security interest therein and in the proceeds and products and supporting obligations (as defined in the Code) thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Collateral Agent.

If this Agreement is terminated, Collateral Agent’s Lien in the Collateral shall continue until the Obligations (other than inchoate indemnity obligations) are repaid in full in cash.  Upon payment in full in cash of the Obligations (other than inchoate indemnity obligations) and at such time as the Lenders’ obligation to extend Term Loans has terminated, Collateral Agent shall, at the sole cost and expense of Borrower, release its Liens in the Collateral and all rights therein shall revert to Borrower.

4.2Authorization to File Financing Statements.  Borrower hereby authorizes Collateral Agent to file financing statements or take any other action required to perfect Collateral Agent’s security interests in the Collateral (held for the ratable benefit of the Secured Parties), without notice to Borrower, with all appropriate jurisdictions to perfect or protect Collateral Agent’s interest or rights under the Loan Documents.

5.REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Collateral Agent and the Lenders as follows:

5.1Due Organization, Authorization: Power and Authority.  Borrower and each of its Subsidiaries is duly existing and in good standing as a Registered Organization (or the equivalent under applicable law with respect to Foreign Subsidiaries) in its jurisdictions of organization or formation and Borrower and each of its Subsidiaries is qualified and licensed to do business and is in good standing  (or the analogous status under applicable foreign law) in any jurisdiction in which the conduct of its businesses or its ownership of property requires that it be so qualified except where the failure to do so could not reasonably be expected to result in a Material Adverse Change.  In connection with this Agreement, Borrower and each of its Subsidiaries has delivered to Collateral Agent a completed perfection certificate and any updates or supplements thereto on, before or after the Effective Date (each a “Perfection Certificate” and collectively, the “Perfection Certificates”).  Borrower represents and warrants that all the information set forth on the Perfection Certificates pertaining to Borrower and each of its Subsidiaries is accurate and complete.

The execution, delivery and performance by Borrower and each Guarantor of the Loan Documents to which it is, or they are, a party have been duly authorized, and do not (i) conflict with any of Borrower’s or such Guarantor’s organizational documents, including its respective Operating Documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law applicable thereto, (iii) contravene, conflict or violate any applicable material order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or such Guarantor, or any of its property or assets may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect) or are being obtained pursuant to Section 6.1(b), or (v) constitute an event of default under any material agreement by which Borrower, any Guarantor or any of their respective properties, is bound, the termination or noncompliance with which could reasonably be expected to have a Material Adverse Change.  Neither Borrower nor any of its Subsidiaries is in default under any agreement to which it is a party or by which it or any of its assets is bound in which such default could reasonably be expected to have a Material Adverse Change.

5.2Collateral.

(a)Borrower and each Guarantor has good title to, have rights in, and the power to transfer each item of the Collateral upon which it purports to grant a Lien under the Loan Documents, free and clear of any and all Liens except Permitted Liens, and neither Borrower nor any Guarantor has any Deposit Accounts, Securities Accounts, Commodity Accounts or other investment accounts other than the Collateral Accounts or the other investment accounts, if any, described in the Perfection Certificates delivered to Collateral Agent in connection herewith in respect of which Borrower or such Guarantor has given Collateral Agent notice and taken such actions as are necessary to give Collateral Agent a perfected security interest therein as required under this Agreement.  To the Knowledge of the Responsible Officers, the Accounts are bona fide, existing obligations of the Account Debtors.

(b)The security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral, subject only to involuntary Permitted Liens that, under applicable law, have priority over Collateral Agent’s Lien.

(c)On the Fifth Amendment Effective Date, and except as disclosed on the Perfection Certificate (i) the Collateral is not in the possession of any third party bailee, and (ii) no such third party bailee possesses components of the Collateral in excess of Two Hundred Fifty Thousand Dollars ($250,000) individually and One Million Dollars ($1,000,000) for all such locations.

(d)All Inventory and Equipment is in all material respects of good and marketable quality, free from material defects.

(e)Borrower and each of its Subsidiaries is the sole owner of the Intellectual Property each respectively purports to own, free and clear of all Liens other than Permitted Liens.  Except as noted on the Perfection Certificate (which, upon the consummation of a transaction not prohibited by this Agreement, may be updated to reflect such transaction), neither Borrower nor any of its Subsidiaries is a party to, nor is bound by, any Material Agreement.

5.3Litigation.  Except as disclosed on the Perfection Certificate, there are no actions, suits, investigations, or proceedings pending or, to the Knowledge of the Responsible Officers, threatened in writing by or against Borrower or any of its Subsidiaries involving more than Two Hundred Fifty Thousand Dollars ($250,000).

5.4No Material Adverse Change; Financial Statements.  All consolidated financial statements for Borrower and its consolidated Subsidiaries delivered to Collateral Agent fairly present, in conformity with GAAP and in all material respects, the consolidated financial condition of Borrower and its consolidated Subsidiaries, and the consolidated results of operations of Borrower and its consolidated Subsidiaries.  Since December 31, 2016, there has not been a Material Adverse Change.

5.5Solvency.  Borrower is Solvent.  Borrower and each of its Subsidiaries, when taken as a whole, is Solvent.

5.6Regulatory Compliance.  Neither Borrower nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended.  Neither Borrower nor any of its Subsidiaries is engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors).  Borrower and each of its Subsidiaries has complied in all material respects with the Federal Fair Labor Standards Act.  Neither Borrower nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005.  Neither Borrower nor any of its Subsidiaries has violated any laws, ordinances or rules, the violation of which could reasonably be expected to have a Material Adverse Change.  Neither Borrower’s nor any of its Subsidiaries’ properties or assets has been used by Borrower or such Subsidiary or, to Borrower’s Knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than in material compliance with applicable laws, the violation of which could reasonably be expected to cause a Material Adverse Change.  Borrower and each of its Subsidiaries has obtained all material consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted.

None of Borrower, any of its Subsidiaries, or any of Borrower’s or its Subsidiaries’ Affiliates or any of their respective agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement is (i) in violation of any Anti‑Terrorism Law, (ii) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding or attempts to violate, any of the prohibitions set forth in any Anti‑Terrorism Law, or (iii) is a Blocked Person.  None of Borrower, any of its Subsidiaries, or to the Knowledge of Borrower and any of their Affiliates or agents, acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (y) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti‑Terrorism Law.

5.7Investments.  Neither Borrower nor any of its Subsidiaries owns any stock, shares, partnership interests or other equity securities except for Permitted Investments.

5.8Tax Returns and Payments; Pension Contributions.  Borrower and each of its Subsidiaries has timely filed all required tax returns and reports, and Borrower and each of its Subsidiaries has timely paid all foreign, federal, state, and local taxes, assessments, deposits and contributions shown on such returns and reports as owed by Borrower and such Subsidiaries in an amount greater than Two Hundred Fifty Thousand Dollars ($250,000), in all jurisdictions in which Borrower or any such Subsidiary is subject to taxes, including the United States, unless such taxes are being contested in accordance with the procedure set forth in Section 6.4.  Neither Borrower nor any of its Subsidiaries is aware of any claims or adjustments proposed for any of Borrower’s or such Subsidiaries’ prior tax years which could result in additional taxes becoming due and payable by Borrower or its Subsidiaries in an amount greater than Two Hundred Fifty Thousand Dollars ($250,000).  Borrower and each of its Subsidiaries has paid all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with applicable law, and neither Borrower nor any of its Subsidiaries has withdrawn from participation in, and has not permitted partial or complete termination of, or permitted the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of Borrower or its Subsidiaries greater than Two Hundred Fifty Thousand Dollars ($250,000), including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority.

5.9Use of Proceeds.  Borrower shall use the proceeds of the Term Loans: (i) to repay indebtedness to Solar and its Affiliates existing on the Effective Date immediately prior to the funding of the Term Loans under this Agreement, (ii) as working capital, (iii) to fund its general business requirements, (iv) to pay certain fees and expenses owing to Collateral Agent in connection with the consummation of the transactions contemplated pursuant to the Fifth Amendment and Sixth Amendment and (v) to fund a portion of the consideration payable by Borrower pursuant to that certain Product Rights Agreement, dated as of May 17, 2023, by and between EyePoint Pharmaceuticals, Inc. and Borrower, and not for personal, family, household or agricultural purposes.

5.10Full Disclosure.  No written representation, warranty or other statement of Borrower or any of its Subsidiaries in any certificate or written statement, when taken as a whole, given to Collateral Agent or any Lender, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Collateral Agent or any Lender, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not materially misleading in light of the circumstances in which they were made (it being recognized that projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions at the time they were made are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

6.AFFIRMATIVE COVENANTS

Borrower shall, and shall cause each of its Subsidiaries to, do all of the following:

6.1Government Compliance.

(a)Other than specifically permitted hereunder, maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of organization and maintain qualification in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Change.  Comply with all laws, ordinances and regulations to which Borrower or any of its Subsidiaries is subject, the noncompliance with which could reasonably be expected to have a Material Adverse Change.

(b)Obtain and keep in full force and effect, all of the material Governmental Approvals necessary for (a) the performance by Borrower and its Subsidiaries of their respective businesses and (b) the performance by Borrower and any Guarantor of their respective obligations under the Loan Documents and the grant of a security interest to Collateral Agent for the ratable benefit of the Secured Parties, in all of the Collateral.

6.2Financial Statements, Reports, Certificates; Notices.

(a)Deliver to Collateral Agent:

(i)as soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated and, if prepared by Borrower or if reasonably requested by the Lenders, consolidating balance sheet, income statement and cash flow statement covering the consolidated operations of Borrower and its consolidated Subsidiaries for such month, certified by a Responsible Officer and in a form reasonably acceptable to Collateral Agent;

(ii)(A) as soon as available, but no later than ninety (90) days after the last day of Borrower’s fiscal year or within five (5) days of filing of the same with the SEC, audited consolidated financial statements covering the consolidated operations of Borrower and its consolidated Subsidiaries for such fiscal year, prepared under GAAP, consistently applied, together with an Unqualified Opinion on the financial statements, and (B) along with the delivery of the financial statements under clause (B) of this Section 6.2(a)(ii), an updated Perfection Certificate of Borrower to reflect any amendments, modifications and updates, if any, in the Perfection Certificate after the Effective Date;

(iii)as soon as available after approval thereof by Borrower’s board of directors, but no later than the earlier of (x) fifteen (15) days’ after such approval and (y) February 28 of such year, Borrower’s annual financial projections for the entire current fiscal year as approved by Borrower’s board of directors; provided that any revisions to such projections approved by Borrower’s board of directors shall be delivered to Collateral Agent and the Lenders no later than seven (7) days after such approval; provided further that, notwithstanding the foregoing, Borrower shall deliver the board-approved annual financial projections for fiscal year 2021 to Collateral Agent and the Lenders no later than April 1, 2021;

(iv)within five (5) days of delivery, copies of all non-ministerial statements, reports and notices made available to Borrower’s security holders or holders of Subordinated Debt (other than materials provided to members of Borrower’s board of directors solely in their capacities as security holder or holders of Subordinated Debt);

(v)within five (5) days of filing, all reports on Form 10-K, 10-Q and 8-K with the SEC;

(vi)together with the Compliance Certificate, notice of any amendments to the respective Operating Documents of Borrower or any of its Subsidiaries, in each case together with any copies reflecting such amendments or changes with respect thereto;

(vii)as soon as available, but no later than thirty (30) days after the last day of each month, copies of the month‑end account statements for each Collateral Account maintained by Borrower or its Subsidiaries, which statements may be provided to Collateral Agent and each Lender by Borrower or directly from the applicable institution(s);

(viii)prompt delivery of (and in any event within five (5) days after the same are sent or received) copies of all material correspondence, reports, documents and other filings with any Governmental Authority that could reasonably be expected to have a material adverse effect on any of the Governmental Approvals material to Borrower’s business or that otherwise could reasonably be expected to have a Material Adverse Change;

(ix)prompt notice of any event that, to the Knowledge of the Responsible Officers, (A) could reasonably be expected to materially and adversely affect the value of the Intellectual Property or (B) could reasonably be expected to result in a Material Adverse Change;

(x)written notice delivered at least ten (10) days’ prior to Borrower’s creation of a New Subsidiary in accordance with the terms of Section 6.10);

(xi)written notice delivered at least fifteen (15) days’ prior to Borrower’s (A) adding any new offices or business locations, including warehouses (unless such new offices or business locations contain less than One Hundred Thousand Dollars ($100,000) in assets or property of Borrower or any of its Subsidiaries), (B) changing its respective jurisdiction of organization, (C) changing its organizational structure or type, (D) changing its respective legal name, or (E) changing any organizational number(s) (if any) assigned by its respective jurisdiction of organization;

(xii)upon Borrower becoming aware of the existence of any Event of Default or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, prompt (and in any event within three (3) Business Days) written notice of such occurrence, which such notice shall include a reasonably detailed description of such Event of Default or event which, with the giving of notice or passage of time, or both, would constitute an Event of Default, and Borrower’s proposal regarding how to cure such Event of Default or event;

(xiii)immediate notice if Borrower or such Subsidiary has Knowledge that Borrower, or any Subsidiary or Affiliate of Borrower, is listed on the OFAC Lists or (a) is convicted on, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering;

(xiv)notice of any commercial tort claim (as defined in the Code) or letter of credit rights (as defined in the Code) held by Borrower or any Guarantor which it intends to pursue, in each case in an amount greater than One Hundred Fifty Thousand Dollars ($150,000) and of the general details thereof;

(xv)if Borrower or any of its Subsidiaries is not now a Registered Organization but later becomes one, written notice of such occurrence and information regarding such Person’s organizational identification number within seven (7) Business Days of receiving such organizational identification number; and

(xvi)other information as reasonably requested by Collateral Agent or any Lender.

Notwithstanding the foregoing, documents and notices required to be delivered pursuant to the terms hereof (to the extent any such documents and notices are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which Borrower posts such documents, or provides a link thereto, on Borrower’s website on the internet at Borrower’s website address.

(b)Concurrently with the delivery of the financial statements specified in Section 6.2(a)(i) above but no later than thirty (30) days after the last day of each month, deliver to Collateral Agent:

(i)a duly completed Compliance Certificate signed by a duly authorized officer;

(ii)copies of any material Governmental Approvals obtained by Borrower or any of its Subsidiaries;

(iii)written notice of the commencement of, and any material development in, the proceedings contemplated by Section 5.8 hereof; and

(iv)prompt written notice of any litigation or governmental proceedings pending or threatened (in writing) against Borrower or any of its Subsidiaries, which could reasonably be expected to result in damages or costs to Borrower or any of its Subsidiaries of Two Hundred Fifty Thousand Dollars ($250,000), and written notice of all returns (excluding expired product), disputes and claims regarding Inventory that involve more than One Hundred Thousand Dollars ($100,000) individually or in the aggregate in any month.

(c)Keep proper, complete and true books of record and account in accordance with GAAP in all material respects except, in the case of unaudited financial statements, for the absence of footnotes and subject to year‑end audit adjustments as to the interim financial statements.  Borrower shall, and shall cause each of its Subsidiaries to, allow, at the sole cost of Borrower, Collateral Agent or any Lender, during regular business hours upon reasonable prior notice (provided that no notice shall be required when an Event of Default has occurred and is continuing), to visit and inspect any of its properties, to examine and make abstracts or copies from any of its books and records, and to conduct a collateral audit and analysis of its operations and the Collateral.  Such audits shall be conducted no more often than twice every year unless (and more frequently if) an Event of Default has occurred and is continuing.

6.3Inventory; Returns.  Keep all Inventory in good and marketable condition, free from material defects in accordance with past practices.  Returns and allowances between Borrower, or any of its Subsidiaries, as applicable, and their respective Account Debtors shall follow Borrower’s, or such Subsidiary’s, customary practices as they exist as of the Effective Date.

6.4Taxes; Pensions.  Timely file and require each of its Subsidiaries to timely file, all required tax returns and reports and timely pay, and require each of its Subsidiaries to timely pay, all foreign, federal, state, and local taxes, assessments, deposits and contributions owed by Borrower or its Subsidiaries and shown on such returns; provided that Borrower and each of its Subsidiaries may defer payment of any contested taxes if Borrower or such Subsidiary (a) in good faith contests its obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted; (b) notifies Collateral Agent of the commencement of, and any material development in, the proceeding; and (c) maintains adequate reserves or other appropriate provisions on the books of such Borrower or Subsidiary, as applicable, in accordance with GAAP and which do not involve, in the reasonable judgment of Collateral Agent, any reasonable risk of the sale, forfeiture or loss of any material portion of the Collateral.  Borrower and each Subsidiary, as applicable, shall deliver to Collateral Agent, on demand, appropriate certificates attesting to such payments, and pay all amounts necessary to fund all present pension, profit sharing and deferred compensation plans in accordance with the terms of applicable Governmental Requirements.

6.5Insurance.  Keep Borrower’s and its Subsidiaries’ business and the Collateral insured for risks and in amounts standard for companies in Borrower’s and its Subsidiaries’ industry and location.  Insurance policies shall be in a form, with companies, and in amounts that are reasonably satisfactory to Collateral Agent and the Lenders.  All property policies shall have a lender’s loss payable endorsement showing Collateral Agent as lender loss payee and shall waive subrogation against Collateral Agent, and all liability policies shall show, or have endorsements showing, Collateral Agent (for the ratable benefit of the Secured Parties), as additional insured.  Collateral Agent shall be named as lender loss payee and/or additional insured with respect to any such insurance providing coverage in respect of any Collateral, and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to Collateral Agent, that it will give Collateral Agent thirty (30) days (or ten (10) days in the case of nonpayment of premium) prior written notice before any such policy or policies shall be canceled.  At Collateral Agent’s request, Borrower shall deliver to Collateral Agent certified copies of policies and evidence of all premium payments.  Proceeds payable under any policy shall, at Collateral Agent’s option, be payable to Collateral Agent, for the ratable benefit of the Secured Parties, on account of the then-outstanding Obligations.  Notwithstanding the foregoing, (a) so long as no Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds of any casualty policy within ninety (90) days of receipt toward the replacement or repair of destroyed or damaged property; provided that any such replaced or repaired property (i) shall be of equal or like value as the replaced or repaired Collateral and (ii) shall be deemed Collateral in which Collateral Agent has been granted a first priority security interest, and (b) after the occurrence and during the continuance of an Event of Default, all proceeds payable under such casualty policy shall, at the option of Collateral Agent, be payable to Collateral Agent, for the ratable benefit of the Lenders, on account of the Obligations.  If Borrower or any of its Subsidiaries fails to obtain insurance as required under this Section 6.5 or to pay any amount or furnish any required proof of payment to third persons, Collateral Agent and/or any Lender may make (but has no obligation to do so), at Borrower’s expense, all or part of such payment or obtain such insurance policies required in this Section 6.5, and take any action under the policies Collateral Agent or such Lender deems prudent.

6.6Operating Accounts.

(a)Maintain Borrower’s and any Guarantor’s Collateral Accounts with depositary institutions that have agreed to execute Control Agreements in favor of Collateral Agent with respect to such Collateral Accounts.  The provisions of the previous sentence shall not apply, however, to Deposit Accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s, or any Guarantor’s, employees, and as identified to Collateral Agent by Borrower as such in the Perfection Certificate, provided that the amount deposited therein shall not exceed the amount reasonably expected to be due and payable for the next two succeeding pay periods.

(b)Borrower shall provide Collateral Agent ten (10) days’ prior written notice before Borrower or any Guarantor establishes any Collateral Account.  In addition, for each Collateral Account that Borrower or any Guarantor, at any time maintains, Borrower or such Guarantor shall, within fifteen (15) days’ of the establishment thereof, cause the applicable bank or financial institution at or with which such Collateral Account is maintained to execute and deliver a Control Agreement or other appropriate instrument with respect to such Collateral Account to perfect Collateral Agent’s Lien in such Collateral Account (held for the ratable benefit of the Secured Parties) in accordance with the terms hereunder prior to the establishment of such Collateral Account.  The provisions of the previous sentence shall not apply to Deposit Accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s, or any Guarantor’s, employees.

(c)Neither Borrower nor any Guarantor shall maintain any Collateral Accounts except Collateral Accounts maintained in accordance with this Section 6.6.

6.7Protection of Intellectual Property Rights.  Borrower and each Guarantor shall: (a)  protect, defend and maintain the validity and enforceability of its respective Intellectual Property that is material to its business except as otherwise determined in its reasonable business judgment so long as no Event of Default exists; (b) promptly advise Collateral Agent in writing of material infringement by a third party of its respective material Intellectual Property of which it obtains Knowledge; and (c) not allow any of its respective Intellectual Property material to its respective business to be abandoned, forfeited or dedicated to the public without Collateral Agent’s prior written consent.

6.8Litigation Cooperation.  Commencing on the Effective Date and continuing through the termination of this Agreement, make available to Collateral Agent and the Lenders, without expense to Collateral Agent or the Lenders, Borrower and each of Borrower’s officers, employees and agents and Borrower’s Books, to the extent that Collateral Agent or any Lender may reasonably deem them necessary to prosecute or defend any third‑party suit or proceeding instituted by or against Collateral Agent or any Lender with respect to any Collateral or relating to Borrower.

6.9Landlord Waivers; Bailee Waivers.  If Borrower or any of its Subsidiaries, after the Effective Date, intends to add any new offices or business locations, including warehouses, or otherwise store any portion of the Collateral with, or deliver any portion of the Collateral to, a bailee, in each case pursuant to Section 7.2, then, in the event that the Collateral at any new location is valued (based on book value) in excess of Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate, at Collateral Agent’s election, such bailee or landlord, as applicable, must execute and deliver a bailee waiver or landlord waiver, as applicable, in form and substance reasonably satisfactory to Collateral Agent prior to the addition of any new offices or business locations, or any such storage with or delivery to any such bailee, as the case may be.

6.10Creation/Acquisition of Subsidiaries.  If Borrower or any Subsidiary creates or acquires any Subsidiary after the Effective Date, Borrower or such Subsidiary shall promptly notify Collateral Agent of such creation or acquisition, and Borrower or such Subsidiary shall take all actions reasonably requested by Collateral Agent or the Lenders to achieve any of the following with respect to such “New Subsidiary” (defined as a Subsidiary formed after the date hereof during the term of this Agreement):  (i) if such New Subsidiary is not a Foreign Subsidiary, to cause such New Subsidiary to become a guarantor with respect to the Obligations and to grant and pledge to Collateral Agent a perfected security interest in 100% of the stock, units or other evidence of ownership of any such New Subsidiary held by Borrower or its non-Foreign Subsidiaries or (ii) if such New Subsidiary is a Foreign Subsidiary of Borrower and/or of a Subsidiary that is not a Foreign Subsidiary, to grant and pledge to Collateral Agent a perfected security interest in the stock, units or other evidence of ownership of any such New Subsidiary held by Borrower or such non-Foreign Subsidiary, provided that, in the case of this clause (ii), unless no adverse tax consequences would occur under the Internal Revenue Code for a pledge of 100% of such stock, units or other evidence of ownership owned by Borrower or such non-Foreign Subsidiary, no more than 65% of the presently existing and hereafter arising issued and outstanding stock, units or other evidence of ownership, which entitle the holder thereof to vote for directors or any other matter, owned by Borrower or such non-Foreign Subsidiary shall be required to be pledged.

6.11Further Assurances.  Execute any further instruments and take further action as Collateral Agent or any Lender reasonably requests to perfect or continue Collateral Agent’s Lien in the Collateral or to effect the purposes of this Agreement.

7.NEGATIVE COVENANTS

Borrower shall not, and shall not permit any of its Subsidiaries to, do any of the following without the prior written consent of the Required Lenders:

7.1Dispositions.  Convey, sell, lease, transfer, assign, dispose of, license (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for (1) Transfers (a) of Inventory in the ordinary course of business; (b) of worn‑out or obsolete Equipment; (c) in connection with Permitted Liens, Permitted Investments and Permitted Licenses; (d) cash or Cash Equivalents pursuant to transactions not prohibited by this Agreement; (e) write offs of inventory in accordance with past practices; or (f) leased vehicles in the ordinary course of business; and (2) any Transfer by Borrower or any Subsidiary of any part of its business or property that is promptly replaced by other property of equivalent value in compliance with Section 4.1.

7.2Changes in Business, Management, Ownership or Business Locations.  (a) Engage in or permit any of its Subsidiaries to engage in any business other than the businesses engaged in by Borrower or such Subsidiary, as applicable, as of the Effective Date or reasonably related thereto; (b) liquidate or dissolve; or (c) (i) permit any Key Person to cease being actively engaged in the management of Borrower (other than a result of non-permanent disability lasting no longer than thirty (30) consecutive days) unless written notice thereof is provided to Collateral Agent within ten (10) days of such cessation, or (ii) enter into any transaction or series of related transactions in which (A) the stockholders of Borrower who were not stockholders immediately prior to the first such transaction own more than 35% of the voting stock of Borrower immediately after giving effect to such transaction or related series of such transactions and (B) except as permitted by Section 7.3, Borrower ceases to own, directly or indirectly, 100% of the ownership interests in each Subsidiary of Borrower.  Borrower shall not, and shall not permit any of its Subsidiaries to, without at least twenty (20) days’ prior written notice to Collateral Agent: (A) add any new offices or business locations, including warehouses (unless such new offices or business locations contain less than Two Hundred Fifty Thousand Dollars ($250,000) in assets or property of Borrower or any of its Subsidiaries, as applicable); (B) change its respective jurisdiction of organization, (C) except as permitted by Section 7.3, change its respective organizational structure or type, (D) change its respective legal name, or (E) change any organizational number(s) (if any) assigned by its respective jurisdiction of organization.

7.3Mergers or Acquisitions.  Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock, shares or property of another Person.  A Subsidiary may merge or consolidate into another Subsidiary (provided such surviving Subsidiary is a Borrower or Guarantor hereunder in accordance with Section 6.10) or with (or into) Borrower, provided Borrower is the surviving legal entity and any Subsidiary that is not a Borrower or Guarantor may merge into any other Subsidiary.

7.4Indebtedness.  Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5Encumbrance.  Create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any Subsidiary to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted herein (except for Permitted Liens), or enter into any agreement, document, instrument or other arrangement (except with or in favor of Collateral Agent, for the ratable benefit of the Secured Parties) with any Person which directly or indirectly prohibits or has the effect of prohibiting Borrower, or any of its Subsidiaries, from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of Borrower’s or such Subsidiary’s Intellectual Property, except as is otherwise permitted in Section 7.1 hereof and the definition of “Permitted Liens.”

7.6Maintenance of Collateral Accounts.  With respect to Borrower or any Guarantor, maintain any Collateral Account except pursuant to the terms of Section 6.6 hereof.

7.7Restricted Payments.  (a) Declare or pay any dividends (other than dividends payable solely in capital stock) or make any other distribution or payment in respect of or redeem, retire or purchase any capital stock (other than (i) the declaration or payment of dividends to Borrower, (ii) so long as no Event of Default or event that with the passage of time would result in an Event of Default exists or would result therefrom, the declaration or payment of any dividends solely in the form of equity securities, (iii) repurchases pursuant to the terms of employee stock purchase plans, employee restricted stock agreements, stockholder rights plans, director or consultant stock option plans, or similar plans, provided such repurchases do not exceed One Hundred Thousand Dollars ($100,000) in the aggregate per fiscal year), and (iv) the repurchase of the entirety of Borrower’s Series A Preferred Stock and 200,000 shares of common stock pursuant to the terms of that certain Securities Purchase Agreement delivered to Collateral Agent on or prior to the Fifth Amendment Effective Date in the aggregate amount not to exceed an amount equal to the amount of Fifth Amendment Net Equity Proceeds minus Ten Million Dollars ($10,000,000), (b) other than the Obligations in accordance with the terms hereof, purchase, redeem, defease or prepay any principal of, premium, if any, interest or other amount payable in respect of any Subordinated Debt prior to its scheduled maturity unless being replaced with Indebtedness of at least the same principal amount and such new Indebtedness is Permitted Indebtedness, or (c) be a party to or bound by any agreement that restricts a Subsidiary from paying dividends or otherwise distributing property to Borrower.

7.8Investments.  Directly or indirectly make any Investment other than Permitted Investments, or permit any of its Subsidiaries to do so other than Permitted Investments.

7.9Transactions with Affiliates; ASCV Activities.  Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower or any of its Subsidiaries, except for (a) transactions that are in the ordinary course of Borrower’s or such Subsidiary’s business, upon fair and reasonable terms that are no less favorable to Borrower or such Subsidiary than would be obtained in an arm’s length transaction with a non-affiliated Person, and (b) Subordinated Debt or equity investments by Borrower’s investors in Borrower or its Subsidiaries.  Borrower shall not permit ASCV (i) to have any operations or take part in any activities other than the continuance of such operations and activities that exist on the Effective Date, or (ii) to incur any liabilities other than liabilities arising from the continuance of operations and activities occurring on the Effective Date.  Transactions between or among any two or more of Borrower and its direct or indirect Subsidiaries, in the ordinary course of business consistent with current and past practices, shall be permitted; provided that, notwithstanding anything herein to the contrary, the foregoing shall only be permitted if (x) any Indebtedness in connection with same is solely Subordinated Debt and (y) it is otherwise not prohibited by this Agreement (i.e. no other provision of this Agreement prohibits such action, liabilities, or other activities, etc.).

7.10Subordinated Debt.  (a) Make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor or other similar agreement to which such Subordinated Debt is subject, or (b) amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof (unless permitted in the applicable subordination agreement) or adversely affect the subordination thereof to Obligations owed to the Lenders.

7.11Compliance.  (a) Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds of any Term Loan for that purpose; (b) fail to meet the minimum funding requirements of ERISA; (c) permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; (d) fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a Material Adverse Change, or permit any of its Subsidiaries to do so; or (e) withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of Borrower or any of its Subsidiaries, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Authority greater than Two Hundred Fifty Thousand Dollars ($250,000).

7.12Compliance with Anti‑Terrorism Laws.  Neither Borrower nor any of its Subsidiaries shall, nor shall Borrower or any of its Subsidiaries permit any Affiliate to, directly or indirectly, knowingly enter into any documents, instruments, agreements or contracts with any Person listed on the OFAC Lists.  Neither Borrower nor any of its Subsidiaries shall, nor shall Borrower or any of its Subsidiaries permit any Affiliate to, directly or indirectly, (a) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (b) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 or any similar executive order or other Anti‑Terrorism Law, or (c) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti‑Terrorism Law.

7.13Financial Covenants.

(a)Minimum Revenue Amount.(i) Permit revenues (under GAAP) from the sale in the ordinary course of business to third party customers of ILUVIEN, or other such products that may be acquired or licensed, by Borrower, on a trailing six (6) month basis, tested on March 31, 2023, for the trailing six (6) month period then ended and subsequently tested at the end of each quarter thereafter prior to January 1, 2025, to be less than the applicable Minimum Revenue Amount set forth below for such testing date, and (ii) beginning on the fiscal quarter ending on March 31, 2025, and each fiscal quarter ending thereafter, permit revenues (under GAAP) from the sale in the ordinary course of business to third party customers of ILUVIEN, or other such products that may be acquired or licensed, by Borrower on a trailing six (6) month basis for such fiscal quarter to be less than the amount equal to 110% of the actual revenues on a trailing six (6) month basis as of the quarter ending twelve (12) months prior to such date of determination:

Testing Date:	Minimum Revenue Amount:
March 31, 2023	$[***]
June 30, 2023	$[***]
September 30, 2023	$[***]
December 31, 2023	$[***]
March 31, 2024	$[***]
June 30, 2024	$[***]
September 30, 2024	$[***]
December 31, 2024	$[***]

(b)Reserved.

8.EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”) under this Agreement:

8.1Payment Default.  Borrower fails to (a) make any payment of principal or interest on any Term Loan on its due date, or (b) pay any other Obligation within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day grace period shall not apply to payments due on the Maturity Date or the date of acceleration pursuant to Section 9.1 (a) hereof).

8.2Covenant Default.

(a)Borrower or any of its Subsidiaries fails or neglects to perform any obligation in Sections 3.6 (Post-Close Requirements), 6.2 (Financial Statements, Reports, Certificates), 6.4 (Taxes), 6.5 (Insurance), 6.6 (Operating Accounts), 6.7 (Protection of Intellectual Property Rights), 6.9 (Landlord Waivers; Bailee Waivers), 6.10 (Creation/Acquisition of Subsidiaries), or Borrower violates any provision in Section 7; or

(b)Borrower, or any of its Subsidiaries, fails or neglects to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or any other Loan Document to which such person is a party, and as to any default (other than those specified in this Section 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within fifteen (15) days after the earlier of Knowledge thereof by the Responsible Officers or notice of such failure from Collateral Agent; provided, however, that if the default cannot by its nature be cured within the fifteen (15) day period or cannot after diligent attempts by Borrower or such Subsidiary, as applicable, be cured within such fifteen (15) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Term Loans shall be made during such cure period).

8.3Material Adverse Change.  A Material Adverse Change has occurred.

8.4Attachment; Levy; Restraint on Business.

(a)(i) The service of process seeking to attach, by trustee or similar process, any funds of Borrower or any of its Subsidiaries or of any entity under control of Borrower or its Subsidiaries on deposit with any institution at which Borrower or any of its Subsidiaries maintains a Collateral Account valued individually or in the aggregate greater than Two Hundred Fifty Thousand Dollars ($250,000), or (ii) a notice of lien, levy, or assessment is filed against Borrower or any of its Subsidiaries or their respective assets valued individually or in the aggregate greater than Two Hundred Fifty Thousand Dollars ($250,000) by any government agency, and the same under subclauses (i) and (ii) of this clause (a) are not, within ten (10) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); and

(b)(i) any material portion of Borrower’s or any of its Subsidiaries’ assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents Borrower or any of its Subsidiaries from conducting any material part of its business for a period greater than ten (10) days.

8.5Insolvency.  (a) Borrower or any of its Subsidiaries (other than (i) Alimera Opthamologie GmbH as long as such Subsidiary holds assets at such time of no greater than $200,000 and (ii) ASCV) is or becomes Insolvent; (b) Borrower or any of its Subsidiaries begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within forty‑five (45) days (but no Term Loans shall be extended while Borrower or any Subsidiary is Insolvent and/or until any Insolvency Proceeding is dismissed).

8.6Other Agreements.  There is a default in (a) any agreement to which Borrower or any of its Subsidiaries is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of Two Hundred Fifty Thousand Dollars ($250,000) or that could reasonably be expected to have a Material Adverse Change or (b) there is any default under a Material Agreement, and in either such case the counterparty thereto accelerates the payments owed thereunder in an amount of more than Seven Hundred Fifty Thousand Dollars ($750,000).

8.7Judgments.  One or more judgments, orders, or decrees for the payment of money in an amount, individually or in the aggregate, of at least Two Hundred Fifty Thousand Dollars ($250,000) shall be rendered against Borrower or any of its Subsidiaries and shall remain unsatisfied, unvacated or unstayed for a period of thirty (30) days after the entry thereof; provided that such judgment, order or decree is not covered by independent third‑party insurance as to which (a) Borrower reasonably believes such insurance carrier will accept liability, (b) Borrower or the applicable Subsidiary has submitted such claim to such insurance carrier and (c) liability has not been rejected by such insurance carrier.

8.8Misrepresentations.  Borrower or any of its Subsidiaries or any Person acting for Borrower or any of its Subsidiaries makes any representation, warranty, or other statement now or later in this Agreement, any Loan Document or in any writing delivered to Collateral Agent and/or the Lenders or to induce Collateral Agent and/or the Lenders to enter this Agreement or any Loan Document, and such representation, warranty, or other statement, when taken as a whole, is incorrect in any material respect when made.

8.9Subordinated Debt.  A default or breach by a counterparty occurs under any subordination agreement agreements (including the Intercompany Subordination Agreement), or any creditor that has signed such an agreement with Collateral Agent or the Lenders breaches any terms of such agreement, in each case relating to Subordinated Debt.

8.10Guaranty.  (a) Any Guaranty terminates or ceases for any reason to be in full force and effect; or (b) any Guarantor does not perform any obligation or covenant under any Guaranty.

8.11Governmental Approvals; FDA Action.  (a) Any Governmental Approval shall have been revoked, rescinded, suspended, modified in an adverse manner, or not renewed in the ordinary course for a full term and such revocation, rescission, suspension, modification or non‑renewal has resulted in or could reasonably be expected to result in a Material Adverse Change; or (b) (i) the FDA, DOJ or other Governmental Authority initiates a Regulatory Action or any other enforcement action against Borrower or any of its Subsidiaries or any supplier of Borrower or any of its Subsidiaries that causes Borrower or any of its Subsidiaries to recall, withdraw, remove or discontinue manufacturing, distributing, and/or marketing any of its products, even if such action is based on previously disclosed conduct, which Regulatory Action or other enforcement action results in a decrease of 5% or more in total revenues (under GAAP) from the sale in the ordinary course of business to third party customers of ILUVIEN or any other products at the end of each month for the six months following the occurrence of such Regulatory Action or other enforcement action, measured on a trailing three (3) month basis, compared to the trailing three (3) month revenue as measured on the month end immediately prior to the occurrence of such Regulatory Action or other enforcement action and each month end during such six (6) month period (with each period being adjusted for customary seasonality, if applicable, solely in a manner consistent with documented seasonality for such revenues from the same period in the immediately prior fiscal year of Borrower); (ii) the FDA issues a warning letter to Borrower or any of its Subsidiaries with respect to any of its activities or products which could reasonably be expected to result in a Material Adverse Change; (iii) Borrower or any of its Subsidiaries conducts a mandatory or voluntary recall which could reasonably be expected to result in liability and expense to Borrower or any of its Subsidiaries of Five Hundred Thousand Dollars ($500,000) or more and such recall has resulted in a decrease of 5% or more in total revenues (under GAAP) from the sale in the ordinary course of business to third party customers of ILUVIEN or any other products at the end of each month for the six months following the occurrence of such recall, measured on a trailing three (3) month basis, compared to the trailing three (3) month revenue as measured on the month end immediately prior to the occurrence of such recall and each month end during such six (6) month period (with each period being adjusted for customary seasonality, if applicable, solely in a manner consistent with documented seasonality for such revenues from the same period in the immediately prior fiscal year of Borrower); (iv) Borrower or any of its Subsidiaries enters into a settlement agreement with the FDA, DOJ or other Governmental Authority that results in aggregate liability as to any single or related series of transactions, incidents or conditions, of Five Hundred Thousand Dollars ($500,000) or more or that could reasonably be expected to result in a Material Adverse Change, even if such settlement agreement is based on previously disclosed conduct; or (v) the FDA revokes any authorization or permission granted under any Registration, or Borrower or any of its Subsidiaries withdraws any Registration, that could reasonably be expected to result in a Material Adverse Change.

8.12Lien Priority.  Except as the result of the action or inaction of Collateral Agent or the Lenders, any Lien created hereunder or by any other Loan Document shall at any time fail to constitute a valid and perfected Lien on a material portion of the Collateral purported to be secured thereby, subject to no prior or equal Lien, other than Permitted Liens arising as a matter of applicable law.

9.RIGHTS AND REMEDIES

9.1Rights and Remedies.

(a)Upon the occurrence and during the continuance of an Event of Default, Collateral Agent may, and at the written direction of Required Lenders shall, without notice or demand, do any or all of the following: (i) deliver notice of the Event of Default to Borrower, (ii) by notice to Borrower declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.3 occurs all Obligations shall be immediately due and payable without any action by Collateral Agent or the Lenders) or (iii) by notice to Borrower suspend or terminate the obligations, if any, of the Lenders to advance money or extend credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Collateral Agent and/or the Lenders (but if an Event of Default described in Section 8.3 occurs all obligations, if any, of the Lenders to advance money or extend credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Collateral Agent and/or the Lenders shall be immediately terminated without any action by Collateral Agent or the Lenders).

(b)Without limiting the rights of Collateral Agent and the Lenders set forth in Section 9.1(a) above, upon the occurrence and during the continuance of an Event of Default, Collateral Agent shall have the right and at the written direction of the Required Lenders shall, without notice or demand, to do any or all of the following:

(i)foreclose upon and/or sell or otherwise liquidate, the Collateral;

(ii)make a demand for payment upon any Guarantor pursuant to the Guaranty delivered by such Guarantor;

(iii)apply to the Obligations any (A) balances and deposits of Borrower that Collateral Agent or any Lender holds or controls, (B) any amount held or controlled by Collateral Agent or any Lender owing to or for the credit or the account of Borrower, or (C) amounts received from any Guarantors in accordance with the respective Guaranty delivered by such Guarantor; and/or

(iv)commence and prosecute an Insolvency Proceeding or consent to Borrower commencing any Insolvency Proceeding.

(c)Without limiting the rights of Collateral Agent and the Lenders set forth in Sections 9.1(a) and (b) above, upon the occurrence and during the continuance of an Event of Default, Collateral Agent shall have the right and at the written direction of the Required Lenders shall, without notice or demand, to do any or all of the following:

(i)settle or adjust disputes and claims directly with Account Debtors for amounts on terms and in any order that Collateral Agent considers advisable, notify any Person owing Borrower money of Collateral Agent’s security interest in such funds, and verify the amount of such account;

(ii)make any payments and do any acts it considers necessary or reasonable to protect the Collateral and/or its Liens in the Collateral (held for the ratable benefit of the Secured Parties).  Borrower shall assemble the Collateral if Collateral Agent requests and make it available at such location as Collateral Agent reasonably designates.  Collateral Agent may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred.  Borrower grants Collateral Agent a license to enter and occupy any of its premises, without charge, to exercise any of Collateral Agent’s rights or remedies;

(iii)ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, and/or advertise for sale, any of the Collateral; Collateral Agent is hereby granted a non‑exclusive, royalty‑free license or other right to use, without charge, Borrower’s and each of its Subsidiaries’ labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Collateral Agent’s exercise of its rights under this Section 9.1, Borrower’s and each of its Subsidiaries’ rights under all licenses and all franchise agreements inure to Collateral Agent, for the benefit of the Lenders;

(iv)place a “hold” on any Collateral Account maintained with Collateral Agent or any Lender or otherwise in respect of which a Control Agreement has been delivered in favor of Collateral Agent (for the ratable benefit of the Secured Parties) and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral;

(v)demand and receive possession of Borrower’s Books;

(vi)appoint a receiver to seize, manage and realize any of the Collateral, and such receiver shall have any right and authority as any competent court will grant or authorize in accordance with any applicable law, including any power or authority to manage the business of Borrower or any of its Subsidiaries; and

(vii)subject to clauses 9.1(a) and (b), exercise all rights and remedies available to Collateral Agent and each Lender under the Loan Documents or at law or equity, including all remedies provided under the Code (including disposal of the Collateral pursuant to the terms thereof).

Notwithstanding any provision of this Section 9.1 to the contrary, upon the occurrence of any Event of Default, Collateral Agent shall have the right to exercise any and all remedies referenced in this Section 9.1 without the written consent of Required Lenders following the occurrence of an Exigent Circumstance.

9.2Power of Attorney.  Borrower hereby irrevocably appoints Collateral Agent as its lawful attorney‑in‑fact, exercisable upon the occurrence and during the continuance of an Event of Default, to: (a) endorse Borrower’s or any of its Subsidiaries’ name on any checks or other forms of payment or security; (b) sign Borrower’s or any of its Subsidiaries’ name on any invoice or bill of lading for any Account or drafts against Account Debtors; (c) settle and adjust disputes and claims about the Accounts of Borrower directly with the applicable Account Debtors, for amounts and on terms Collateral Agent determines reasonable; (d) make, settle, and adjust all claims under Borrower’s insurance policies; (e) pay, contest or settle any Lien, charge, encumbrance, security interest, and adverse claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; and (f) transfer the Collateral into the name of Collateral Agent or a third party as the Code or any applicable law permits.  Borrower hereby appoints Collateral Agent as its lawful attorney‑in‑fact to sign Borrower’s or any of its Subsidiaries’ name on any documents necessary to perfect or continue the perfection of Collateral Agent’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Obligations (other than inchoate indemnity obligations) have been satisfied in full and Collateral Agent and the Lenders are under no further obligation to make extend Term Loans hereunder.  Collateral Agent’s foregoing appointment as Borrower’s or any of its Subsidiaries’ attorney in fact, and all of Collateral Agent’s rights and powers, coupled with an interest, are irrevocable until all Obligations (other than inchoate indemnity obligations) have been fully repaid and performed and Collateral Agent’s and the Lenders’ obligation to provide Term Loans terminates.

9.3Protective Payments.  If Borrower or any of its Subsidiaries fail to obtain the insurance called for by Section 6.5 or fails to pay any premium thereon or fails to pay any other amount which Borrower or any of its Subsidiaries is obligated to pay under this Agreement or any other Loan Document, Collateral Agent may obtain such insurance or make such payment, and all amounts so paid by Collateral Agent are Lenders’ Expenses and immediately due and payable, bearing interest at the Default Rate, and secured by the Collateral.  Collateral Agent will make reasonable efforts to provide Borrower with notice of Collateral Agent obtaining such insurance or making such payment at the time it is obtained or paid or within a reasonable time thereafter.  No such payments by Collateral Agent are deemed an agreement to make similar payments in the future or Collateral Agent’s waiver of any Event of Default.

9.4Application of Payments and Proceeds.  Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, (a) Borrower irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Collateral Agent from or on behalf of Borrower or any of its Subsidiaries of all or any part of the Obligations, and, as between Borrower on the one hand and Collateral Agent and Lenders on the other, Collateral Agent shall have the continuing and exclusive right to apply and to reapply any and all payments received against the Obligations in such manner as Collateral Agent may deem advisable notwithstanding any previous application by Collateral Agent, and (b) the proceeds of any sale of, or other realization upon all or any part of the Collateral shall be applied: first, to the Lenders’

Expenses; second, to accrued and unpaid interest on the Obligations (including any interest which, but for the provisions of the United States Bankruptcy Code, would have accrued on such amounts); third, to the principal amount of the Obligations outstanding; and fourth, to any other Obligations owing to Collateral Agent or any Lender under the Loan Documents.  Any balance remaining shall be delivered to Borrower or to whoever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct.  In carrying out the foregoing, (x) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category, and (y) each of the Persons entitled to receive a payment in any particular category shall receive an amount equal to its pro rata share of amounts available to be applied pursuant thereto for such category.  Any reference in this Agreement to an allocation between or sharing by the Lenders of any right, interest or obligation “ratably,” “proportionally” or in similar terms shall refer to the Lenders’ Pro Rata Shares unless expressly provided otherwise.  Collateral Agent, or if applicable, each Lender, shall promptly remit to the other Lenders such sums as may be necessary to ensure the ratable repayment of each Lender’s Pro Rata Share of any Term Loan and the ratable distribution of interest, fees and reimbursements paid or made by Borrower.  Notwithstanding the foregoing, a Lender receiving a scheduled payment shall not be responsible for determining whether the other Lenders also received their scheduled payment on such date; provided, however, if it is later determined that a Lender received more than its Pro Rata Share of scheduled payments made on any date or dates, then such Lender shall remit to Collateral Agent or other the Lenders such sums as may be necessary to ensure the ratable payment of such scheduled payments, as instructed by Collateral Agent.  If any payment or distribution of any kind or character, whether in cash, properties or securities, shall be received by a Lender in excess of its Pro Rata Share, then the portion of such payment or distribution in excess of such Lender’s Pro Rata Share shall be received and held by such Lender in trust for and shall be promptly paid over to the other Lenders (in accordance with their respective Pro Rata Shares) for application to the payments of amounts due on such other Lenders’ claims.  To the extent any payment for the account of Borrower is required to be returned as a voidable transfer or otherwise, the Lenders shall contribute to one another as is necessary to ensure that such return of payment is on a pro rata basis.  If any Lender shall obtain possession of any Collateral, it shall hold such Collateral for itself and as agent and bailee for the Secured Parties for purposes of perfecting Collateral Agent’s security interest therein (held for the ratable benefit of the Secured Parties).

9.5Liability for Collateral.  So long as Collateral Agent and the Lenders comply with reasonable banking practices regarding the safekeeping of the Collateral in the possession or under the control of Collateral Agent and the Lenders, Collateral Agent and the Lenders shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee or other Person.  Borrower bears all risk of loss, damage or destruction of the Collateral.

9.6No Waiver; Remedies Cumulative.  Failure by Collateral Agent or any Lender, at any time or times, to require strict performance by Borrower of any provision of this Agreement or by Borrower or any other Loan Document shall not waive, affect, or diminish any right of Collateral Agent or any Lender thereafter to demand strict performance and compliance herewith or therewith.  No waiver hereunder shall be effective unless signed by Collateral Agent and the Required Lenders and then is only effective for the specific instance and purpose for which it is given.  The rights and remedies of Collateral Agent and the Lenders under this Agreement and the other Loan Documents are cumulative.  Collateral Agent and the Lenders have all rights and remedies provided under the Code, any applicable law, by law, or in equity.  The exercise by Collateral Agent or any Lender of one right or remedy is not an election, and Collateral Agent’s or any Lender’s waiver of any Event of Default is not a continuing waiver.  Collateral Agent’s or any Lender’s delay in exercising any remedy is not a waiver, election, or acquiescence.

9.7Demand Waiver.  Borrower waives, to the fullest extent permitted by law, demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Collateral Agent or any Lender on which Borrower or any Subsidiary is liable.

10.NOTICES

Other than as specifically provided herein, all notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be deemed to have been validly served, given, or delivered: (a) upon the earlier of actual receipt and three (3) Business Days after deposit in the U.S. mail, first class, registered or certified mail return receipt requested, with proper postage prepaid;

(b) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid; or (c) when delivered, if hand‑delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address indicated below.  Any of Collateral Agent, Lender or Borrower may change its mailing address by giving the other party written notice thereof in accordance with the terms of this Section 10.

If to Borrower:	ALIMERA SCIENCES, INC. 6120 Windward Parkway Suite 290 Alpharetta, GA 30005 Attn: Rick Eiswirth, President and CEO

with a copy (which shall not constitute notice) to:	GUNDERSON DETTMER STOUGH VILLENEUVE FRANKLIN & HACHIGIAN, LLP One Marina Park Drive, Suite 900 Boston, MA 02210 Attn: Keith Scherer Jay DelMonico

and with an additional copy (which shall not constitute notice) to:	ALIMERA SCIENCES, INC. 6120 Windward Parkway Suite 290 Alpharetta, GA 30005 Attn: Chris Visick, VP and General Counsel

If to Collateral Agent:	SLR INVESTMENT CORP. 500 Park Avenue, 3rd Floor New York, NY 10022 Attention: Anthony Storino

with a copy (which shall not constitute notice) to:	Latham & Watkins LLP 505 Montgomery Street, Suite 2000 San Francisco, CA 94111 Attention: Haim Zaltzman

11.CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

11.1Waiver of Jury Trial.  EACH OF BORROWER, COLLATERAL AGENT AND LENDERS UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS, ANY OF THE INDEBTEDNESS SECURED HEREBY, ANY DEALINGS AMONG BORROWER, COLLATERAL AGENT AND/OR LENDERS RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED AMONG BORROWER, COLLATERAL AGENT AND/OR LENDERS.  THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT.  THIS WAIVER IS IRREVOCABLE.  THIS WAIVER MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING.  THE WAIVER ALSO SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION.  THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

11.2Governing Law and Jurisdiction.  THIS AGREEMENT, THE OTHER LOAN DOCUMENTS (EXCLUDING THOSE LOAN DOCUMENTS THAT BY THEIR OWN TERMS ARE EXPRESSLY GOVERNED BY THE LAWS OF ANOTHER JURISDICTION) AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN

ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF SUCH STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE COLLATERAL, PROVIDED,  HOWEVER, THAT IF THE LAWS OF ANY JURISDICTION OTHER THAN NEW YORK SHALL GOVERN IN REGARD TO THE VALIDITY, PERFECTION OR EFFECT OF PERFECTION OF ANY LIEN OR IN REGARD TO PROCEDURAL MATTERS AFFECTING ENFORCEMENT OF ANY LIENS IN COLLATERAL, SUCH LAWS OF SUCH OTHER JURISDICTIONS SHALL CONTINUE TO APPLY TO THAT EXTENT.

11.3Submission to Jurisdiction.  Any legal action or proceeding with respect to the Loan Documents shall be brought exclusively in the courts of the State of New York located in the City of New York, Borough of Manhattan, or of the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, Borrower hereby accepts for itself and in respect of its Property, generally and unconditionally, the jurisdiction of the aforesaid courts.  Notwithstanding the foregoing, Collateral Agent and Lenders shall have the right to bring any action or proceeding against Borrower (or any property of Borrower) in the court of any other jurisdiction Collateral Agent or Lenders deem necessary or appropriate in order to realize on the Collateral or other security for the Obligations.  The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.  Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

11.4Service of Process.  Borrower irrevocably waives personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the United States of America with respect to or otherwise arising out of or in connection with any Loan Document by any means permitted by applicable requirements of law, including by the mailing thereof (by registered or certified mail, postage prepaid) to the address of Borrower specified herein (and shall be effective when such mailing shall be effective, as provided therein).

11.5Non-exclusive Jurisdiction.  Nothing contained in this Article 11 shall affect the right of Collateral Agent or Lenders to serve process in any other manner permitted by applicable requirements of law or commence legal proceedings or otherwise proceed against Borrower in any other jurisdiction.

12.GENERAL PROVISIONS

12.1Successors and Assigns.  This Agreement binds and is for the benefit of the successors and permitted assigns of each party.  Borrower may not transfer, pledge or assign this Agreement or any rights or obligations under it without Collateral Agent’s prior written consent (which may be granted or withheld in Collateral Agent’s discretion, subject to Section 12.5).  The Lenders have the right, without the consent of or notice to Borrower, to sell, transfer, assign, pledge, negotiate, or grant participation in (any such sale, transfer, assignment, negotiation, or grant of a participation, a “Lender Transfer”) all or any part of, or any interest in, the Lenders’ obligations, rights, and benefits under this Agreement and the other Loan Documents; provided,  however, that any such Lender Transfer (other than (i) any Transfer at any time that an Event of Default has occurred and is continuing, or (ii) a transfer, pledge, sale or assignment to an Eligible Assignee) of its obligations, rights, and benefits under this Agreement and the other Loan Documents shall require the prior written consent of Collateral Agent (such approved assignee, an “Approved Lender”).  Borrower and Collateral Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned until Collateral Agent shall have received and accepted an effective assignment agreement in form satisfactory to Collateral Agent executed, delivered and fully completed by the applicable parties thereto, and shall have received such other information regarding such Eligible Assignee or Approved Lender as Collateral Agent reasonably shall require.  Notwithstanding anything to the contrary contained herein, so long as no Event of Default has occurred and is continuing, no Lender Transfer (other than a Lender Transfer in connection with (x) assignments by a Lender due to a forced divestiture at the request of any regulatory agency; or (y) upon the occurrence of a default, event of default or similar occurrence with respect to a Lender’s own financing or securitization transactions) shall be permitted, without Borrower’s consent, to (a) any Person which is an Affiliate or Subsidiary of Borrower, (b) a then-current direct competitor of Borrower or an operating company that solely operates in the pharmaceutical industry, (c) any current or past party (or any Affiliate thereof) to any litigation with

Borrower or any Subsidiary as disclosed directly to Collateral Agent in writing prior to any assignment, or (d) [***] (or any Affiliate thereof), in each such case reasonably determined by Collateral Agent at the time of such assignment.

12.2Indemnification.  Borrower agrees to indemnify, defend and hold each Secured Party and their respective directors, officers, employees, consultants, agents, attorneys, or any other Person affiliated with or representing such Secured Party (each, an “Indemnified Person”) harmless against:  (a) all obligations, demands, claims, and liabilities (collectively, “Claims”) asserted by any other party in connection with; related to; following; or arising from, out of or under, the transactions contemplated by the Loan Documents; and (b) all losses and Lenders’ Expenses incurred, or paid by Indemnified Person in connection with; related to; following; or arising from, out of or under, the transactions contemplated by the Loan Documents (including reasonable attorneys’ fees and expenses actually incurred and subject to the limitation provided in the definition of “Lenders’ Expenses”), except, in each case, for Claims and/or losses directly caused by such Indemnified Person’s gross negligence or willful misconduct.  Borrower hereby further agrees to indemnify, defend and hold each Indemnified Person harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for such Indemnified Person) in connection with any investigative, response, remedial, administrative or judicial matter or proceeding, whether or not such Indemnified Person shall be designated a party thereto and including any such proceeding initiated by or on behalf of Borrower, and the reasonable expenses of investigation by engineers, environmental consultants and similar technical personnel and any commission, fee or compensation claimed by any broker (other than any broker retained by Collateral Agent or Lenders) asserting any right to payment for the transactions contemplated hereby which may be imposed on, incurred by or asserted against such Indemnified Person as a result of or in connection with the transactions contemplated hereby and the use or intended use of the proceeds of the loan proceeds except for liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements directly caused by such Indemnified Person’s gross negligence or willful misconduct.

12.3Severability of Provisions.  Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.4Correction of Loan Documents.  Collateral Agent may correct patent errors and fill in any blanks in this Agreement and the other Loan Documents consistent with the agreement of the parties.

12.5Amendments in Writing; Integration.    (a) No amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, or any consent to any departure by Borrower or any of its Subsidiaries therefrom, shall in any event be effective unless the same shall be in writing and signed by Borrower, Collateral Agent and the Required Lenders provided that:

(i)no such amendment, waiver or other modification that would have the effect of increasing or reducing a Lender’s Term Loan Commitment or Commitment Percentage shall be effective as to such Lender without such Lender’s written consent;

(ii)no such amendment, waiver or modification that would affect the rights and duties of Collateral Agent shall be effective without Collateral Agent’s written consent or signature; and

(iii)no such amendment, waiver or other modification shall, unless signed by all the Lenders directly affected thereby, (A) reduce the principal of, rate of interest on or any fees with respect to any Term Loan or forgive any principal, interest (other than default interest) or fees (other than late charges) with respect to any Term Loan (B) postpone the date fixed for, or waive, any payment of principal of any Term Loan or of interest on any Term Loan (other than default interest) or any fees provided for hereunder (other than late charges or for any termination of any commitment); (C) change the definition of the term “Required Lenders” or the percentage of Lenders which shall be required for the Lenders to take any action hereunder; (D) release all or substantially all of any material portion of the Collateral, authorize Borrower to sell or otherwise dispose of all or substantially all or any material portion of the Collateral or release any Guarantor of all or any portion of the Obligations or its Guaranty obligations with respect thereto, except, in each case with respect to this clause (D), as otherwise may be expressly permitted under this Agreement or the other Loan Documents (including in connection with any disposition permitted hereunder); (E) amend, waive or otherwise modify this Section 12.5 or the definitions of the terms used in this Section 12.5 insofar as the definitions affect the substance of this Section 12.5; (F) consent to the assignment, delegation or other transfer by Borrower of any of its rights and obligations under any Loan Document or release Borrower of its payment obligations under any Loan Document, except, in each case with respect to this clause (F), pursuant to a merger or consolidation permitted pursuant to this Agreement; (G) amend any of the provisions of Section 9.4 or amend any of the definitions of Pro Rata Share, Term Loan Commitment, Commitment Percentage or that provide for the Lenders to receive their Pro Rata Shares of any fees, payments, setoffs or proceeds of Collateral hereunder; (H) subordinate the Liens granted in favor of Collateral Agent securing the Obligations; or (I) amend any of the provisions of Section 12.8.  It is hereby understood and agreed that all Lenders shall be deemed directly affected by an amendment, waiver or other modification of the type described in the preceding clauses (C), (D), (E), (F), (G) and (H) of the immediately preceding sentence.

(b)Other than as expressly provided for in Section 12.5(a)(i)‑(iii), Collateral Agent may, at its discretion, or if requested by the Required Lenders, from time to time designate covenants in this Agreement less restrictive by notification to a representative of Borrower.

(c)This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements with respect to such subject matter.  All prior agreements, understandings, representations, warranties and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

12.6Counterparts.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile, portable document format (.pdf) or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof.

12.7Survival.  All covenants, representations and warranties made in this Agreement continue in full force and effect until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been satisfied.  The obligation of Borrower in Section 12.2 to indemnify each Lender and Collateral Agent, as well as the withholding provision in Section 2.5 hereof and the confidentiality provisions in Section 12.8 below, shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

12.8Confidentiality.  In handling any confidential information of Borrower, each of the Lenders and Collateral Agent shall exercise the same degree of care that it exercises for their own proprietary information, but disclosure of information may be made: (a) subject to the terms and conditions of this Agreement, to the Lenders’ and Collateral Agent’s Subsidiaries or Affiliates, or in connection with a Lender’s own financing or securitization transactions and upon the occurrence of a default, event of default or similar occurrence with respect to such financing or securitization transaction; (b) to prospective permitted transferees (other than those identified in (a) above) or purchasers of any interest in the Term Loans (provided, however, the Lenders and Collateral Agent shall, except upon the occurrence and during the continuance of an Event of Default, obtain such prospective transferee’s or purchaser’s agreement to the terms of this provision or to similar confidentiality terms); (c) as required by law, rule, regulation, regulatory or self-regulatory authority, subpoena, or other order; (d) to Lenders’ or Collateral Agent’s regulators or as otherwise required in connection with an examination or audit; (e) as Collateral Agent reasonably considers appropriate in exercising remedies under the Loan Documents; and (f) to third party service providers of the Lenders and/or Collateral Agent so long as such service providers have executed a confidentiality agreement or have agreed to similar confidentiality terms with the Lenders and/or Collateral Agent, as applicable, with terms no less restrictive than those contained herein. Confidential information does not include information that either: (i) is in the public domain or in the Lenders’ and/or Collateral Agent’s possession when disclosed to the Lenders and/or Collateral Agent, or becomes part of the public domain after disclosure to the Lenders and/or Collateral Agent through no breach of this provision by the Lenders or Collateral Agent; or (ii) is disclosed to the Lenders and/or Collateral Agent by a third party, if the Lenders and/or Collateral Agent does not know that the third party is prohibited from disclosing the information.  The agreements provided under this Section 12.8 supersede all prior agreements, understanding, representations, warranties and negotiations between the parties about the subject matter of this Section 12.8.

12.9Right of Set Off.  Borrower hereby grants to Collateral Agent and to each Lender, a Lien, security interest and right of set off as security for all Obligations to Secured Parties hereunder, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of any Secured Party or any entity under the control of such Secured Party (including a Collateral Agent Affiliate) or in transit to any of them.  At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, any Secured Party may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations.  ANY AND ALL RIGHTS TO REQUIRE COLLATERAL AGENT TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED BY BORROWER.

12.10Cooperation of Borrower.  If necessary, Borrower agrees to (i) execute any documents reasonably required to effectuate and acknowledge each assignment of a Term Loan Commitment (or portion thereof) or Term Loan (or portion thereof) to an assignee in accordance with Section 12.1, (ii) make Borrower’s management personnel available to meet with Collateral Agent and prospective participants and permitted assignees of Term Loan Commitments, the Term Loans or portions thereof (which meetings shall be conducted no more often than twice every twelve months unless an Event of Default has occurred and is continuing), and (iii) assist Collateral Agent and the Lenders in the preparation of information relating to the financial affairs of Borrower as any prospective participant or assignee of a Term Loan Commitment (or portions thereof) or Term Loan (or portions thereof) reasonably may request.  Subject to the provisions of Section 12.8, Borrower authorizes each Lender to disclose to any prospective participant or assignee of a Term Loan Commitment (or portions thereof), any and all information in such Lender’s possession concerning Borrower and its financial affairs which has been delivered to such Lender by or on behalf of Borrower pursuant to this Agreement, or which has been delivered to such Lender by or on behalf of Borrower in connection with such Lender’s credit evaluation of Borrower prior to entering into this Agreement.

12.11Public Announcement. Borrower hereby agrees that Collateral Agent and each Lender may make a public announcement of the transactions contemplated by this Agreement, subject to review and reasonable approval by, and coordination of timing with, Borrower and its counsel in light of Borrower’s status as a public company, and may publicize the same in marketing materials, newspapers and other publications, and otherwise, and in connection therewith may use Borrower’s name, tradenames and logos.  Collateral Agent and the Lenders may also make disclosures to the SEC or other governmental agency and any other public disclosure with investors, other governmental agencies or other related persons.

12.12Collateral Agent and Lender Agreement. Collateral Agent and the Lenders hereby agree to the terms and conditions set forth on Exhibit B attached hereto.  Borrower acknowledges and agrees to the terms and conditions set forth on Exhibit B attached hereto.

12.13Time of Essence.  Time is of the essence for the performance of Obligations under this Agreement.

12.14Termination Prior to Maturity Date; Survival.  All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations have been satisfied.  So long as Borrower has satisfied the Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement and for which no claim has been made) in accordance with the terms of this Agreement, this Agreement may be terminated prior to the Maturity Date by Borrower, effective five (5) Business Days after written notice of termination is given to Collateral Agent and the Lenders.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date.

BORROWER:

ALIMERA SCIENCES, INC.

By
Name:
Title:

COLLATERAL AGENT AND LENDER:

SLR INVESTMENT CORP.

By
Name:
Title: Authorized Signatory

[Signature Page to Loan and Security Agreement (Solar/Alimera)]

LENDER:

SUNS SPV LLC

By
Name:
Title: Authorized Signatory

SCP PRIVATE CREDIT INCOME FUND SPV, LLC

By
Name:
Title: Authorized Signatory

SCP PRIVATE CREDIT INCOME BDC SPV LLC

By
Name:
Title: Authorized Signatory

SCP PRIVATE CORPORATE LENDING FUND SPV LLC

By
Name:
Title: Authorized Signatory

SCP SF DEBT FUND L.P.

By
Name:
Title: Authorized Signatory

[Signature Page to Loan and Security Agreement (Solar/Alimera)]

SCHEDULE 1.1

Lenders and Commitments

	Term A Loan
Lender	Term Loan Commitment	Commitment Percentage
SLR Investment Corp.	$12,958,564.54	30.491%
Suns SPV LLC	$8,913,690.49	20.973%
SCP Private Credit Income Fund SPV LLC	$4,973,760.72	11.703%
SCP Private Credit Income BDC SPV LLC	$3,710,402.73	8.730%
SCP Private Corporate Lending Fund SPV LLC	$6,738,774.26	15.856%
SCP Cayman Debt Master Fund SPV LLC	$2,882,960.16	6.783%
SCP SF Debt Fund LP	$964,802.21	2.270%
SLR CP SF Debt Fund SPV LLC	$1,357,044.89	3.193%
TOTAL	$42,500,000.00	100.00%

	Term B Loan
Lender	Term Loan Commitment	Commitment Percentage
SLR Investment Corp.	$1,115,209.68	44.61%
Suns SPV LLC	$171,393.56	6.86%
SCP Private Credit Income Fund SPV LLC	$292,574.16	11.70%
SCP Private Credit Income BDC SPV LLC	$218,258.98	8.73%
SCP Private Corporate Lending Fund SPV LLC	$396,398.49	15.86%
SCP Cayman Debt Master Fund SPV LLC	$169,585.89	6.78%
SCP SF Debt Fund LP	$136,579.24	5.46%
TOTAL	$2,500,000.00	100.00%

	Term C Loan
Lender	Term Loan Commitment	Commitment Percentage
SLR Investment Corp.	$1,286,603.24	51.464%
SCP Private Credit Income Fund L.P.	$292,574.16	11.703%
SCP Private Credit Income BDC LLC	$218,258.98	8.730%
SCP Private Corporate Lending Fund L.P.	$396,398.49	15.856%
SCP Cayman Debt Master Fund L.P.	$169,585.89	6.783%
SCP SF Debt Fund LP	$136,579.24	5.463%
TOTAL	$2,500,000.00	100.00%

	Term D Loan
Lender	Term Loan Commitment	Commitment Percentage
SLR Investment Corp.	$10,292,825.90	51.464%
SCP Private Credit Income Fund LP	$2,340,593.28	11.703%
SCP Private Credit Income BDC LLC	$1,746,071.87	8.730%
SCP Private Corporate Lending Fund SPV LLC	$3,171,187.89	15.856%
SCP Private Corporate Lending Fund LP	$1,356,687.13	6.783%
SCP SF Debt Fund LP	$1,092,633.93	5.463%
TOTAL	$20,000,000.00	100.00%
	Term Loans (Aggregate)
Lender	Term Loan Commitment	Commitment Percentage
SLR Investment Corp.	$25,653,203.36	38.005%
SCP Cayman Debt Master Fund L.P.	$169,585.89	0.251%
SCP Cayman Debt Master Fund SPV LLC	$3,052,546.05	4.522%
SCP Private Corporate Lending Fund LP	$1,753,085.62	2.597%
SCP Private Corporate Lending Fund SPV LLC	$10,306,360.64	15.269%
SCP Private Credit Income BDC LLC	$1,964,330.85	2.910%
SCP Private Credit Income BDC SPV LLC	$3,928,661.71	5.820%
SCP Private Credit Income Fund LP	$2,633,167.44	3.901%
SCP Private Credit Income Fund SPV LLC	$5,266,334.88	7.802%
SCP SF Debt Fund LP	$2,330,594.62	3.453%
SLR CP SF Debt Fund SPV LLC	$1,357,044.89	2.010%
Suns SPV LLC	$9,085,084.05	13.459%
TOTAL	$67,500,000.00	100.00%

EXHIBIT A

Description of Collateral

The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:

All goods, Accounts (including health‑care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (except as noted below), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts and other Collateral Accounts, all certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

All Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include (a) unless no adverse tax consequences would occur under the Internal Revenue Code for a pledge of 100% of any outstanding shares of capital stock of any Foreign Subsidiary of Borrower, more than 65% of the presently existing and hereafter arising issued and outstanding shares of capital stock owned by Borrower of any Foreign Subsidiary which shares entitle the holder thereof to vote for directors or any other matter, (b) any interest of Borrower as a lessee or sublessee under a real property lease; (c) rights held under a license that are not assignable by their terms without the consent of the licensor thereof (but only to the extent such restriction on assignment is effective under Section 9-406, 9-407, 9-408 or 9-409 of the Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); (d) any interest of Borrower as a lessee under an Equipment lease if Borrower is prohibited by the terms of such lease from granting a security interest in such lease or under which such an assignment or Lien would cause a default to occur under such lease; or (e) any “intent to use” United States Trademark applications for which a statement of use or an amendment to allege use has not been filed (but only until such statement is filed) solely to the extent, if any, that, and only during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent to use Trademark applications under applicable federal law; provided, however, that upon termination of such prohibition, such interest shall immediately become Collateral without any action by Borrower, Collateral Agent or any Lender.

EXHIBIT B

Collateral Agent and Lender Terms

1.Appointment of Collateral Agent.

(a)Each Lender hereby appoints Solar (together with any successor Collateral Agent pursuant to Section 1.7 of this Exhibit B) as Collateral Agent under the Loan Documents and authorizes Collateral Agent to (i) execute and deliver the Loan Documents and accept delivery thereof on its behalf from Borrower, (ii) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to Collateral Agent under such Loan Documents and (iii) exercise such powers as are reasonably incidental thereto.

(b)Without limiting the generality of clause (a) above, Collateral Agent shall have the sole and exclusive right and authority (to the exclusion of the Lenders), and is hereby authorized, to (i) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection with the Loan Documents (including in any other bankruptcy, insolvency or similar proceeding), and each Person making any payment in connection with any Loan Document to any Lender is hereby authorized to make such payment to Collateral Agent, (ii) file and prove claims and file other documents necessary or desirable to allow the claims of Collateral Agent and Lenders with respect to any Obligation in any bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Lender), (iii) act as collateral agent for the Secured Parties for purposes of the perfection of all Liens created by the Loan Documents and all other purposes stated therein, (iv) manage, supervise and otherwise deal with the Collateral as permitted pursuant to the Loan Agreement, (v) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Loan Documents, (vi) except as may be otherwise specified in any Loan Document, exercise all remedies given to Collateral Agent and the other Lenders with respect to Borrower and/or the Collateral, whether under the Loan Documents, applicable Requirements of Law or otherwise and (vii) execute any amendment, consent or waiver under the Loan Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver; provided,  however, that Collateral Agent hereby appoints, authorizes and directs each Lender to act as collateral sub-agent for Collateral Agent and the Lenders for purposes of the perfection of all Liens with respect to the Collateral, including any Deposit Account maintained by Borrower or any Guarantor with, and cash and Cash Equivalents held by, such Lender, and may further authorize and direct the Lenders to take further actions as collateral sub-agents for purposes of enforcing such Liens or otherwise to transfer the Collateral subject thereto to Collateral Agent, and each Lender hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed.  Collateral Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through any trustee, co-agent, employee, attorney-in-fact and any other Person (including any Lender).  Any such Person shall benefit from this Exhibit B to the extent provided by Collateral Agent.

(c)Under the Loan Documents, Collateral Agent (i) is acting solely on behalf of the Lenders, with duties that are entirely administrative in nature, notwithstanding the use of the defined term “Collateral Agent”, the terms “agent”, “Collateral Agent” and “collateral agent” and similar terms in any Loan Document to refer to Collateral Agent, which terms are used for title purposes only, (ii) is not assuming any obligation under any Loan Document other than as expressly set forth therein or any role as agent, fiduciary or trustee of or for any Lender or any other Person and (iii) shall have no implied functions, responsibilities, duties, obligations or other liabilities under any Loan Document, and each Lender, by accepting the benefits of the Loan Documents, hereby waives and agrees not to assert any claim against Collateral Agent based on the roles, duties and legal relationships expressly disclaimed in clauses (i) through (iii) above.  Except as expressly set forth in the Loan Documents, Collateral Agent shall not have any duty to disclose, and shall not be liable for failure to disclose, any information relating to Borrower or any of its Subsidiaries that is communicated to or obtained by Solar or any of its Affiliates in any capacity.

2.Binding Effect; Use of Discretion; E-Systems.

(a)Each Lender, by accepting the benefits of the Loan Documents, agrees that (i) any action taken by Collateral Agent or the Required Lenders (or, if expressly required in any Loan Document, a greater proportion of the Lenders) in accordance with the provisions of the Loan Documents, (ii) any action taken by Collateral Agent in reliance upon the instructions of the Required Lenders (or, where so required, such greater proportion) and

(iii) the exercise by Collateral Agent or the Required Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of Lenders.

(b)If Collateral Agent shall request instructions from the Required Lenders or all affected Lenders with respect to any act or action (including failure to act) in connection with any Loan Document, then Collateral Agent shall be entitled to refrain from such act or taking such action unless and until Collateral Agent shall have received instructions from the Required Lenders or all affected Lenders, as the case may be, and Collateral Agent shall not incur liability to any Person by reason of so refraining.  Collateral Agent shall be fully justified in failing or refusing to take any action under any Loan Document (i) if such action would, in the opinion of Collateral Agent, be contrary to any Requirement of Law or any Loan Document, (ii) if such action would, in the opinion of Collateral Agent, expose Collateral Agent to any potential liability under any Requirement of Law or (iii) if Collateral Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.  Without limiting the foregoing, no Lender shall have any right of action whatsoever against Collateral Agent as a result of Collateral Agent acting or refraining from acting under any Loan Document in accordance with the instructions of the Required Lenders or all affected Lenders, as applicable.

(c)Collateral Agent is hereby authorized by Borrower and each Lender to establish procedures (and to amend such procedures from time to time) to facilitate administration and servicing of the Term Loans and other matters incidental thereto.  Without limiting the generality of the foregoing, Collateral Agent is hereby authorized to establish procedures to make available or deliver, or to accept, notices, documents (including, without limitation, borrowing base certificates) and similar items on, by posting to or submitting and/or completion, on E-Systems.  Borrower and each Lender acknowledges and agrees that the use of transmissions via an E-System or electronic mail is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse, and Borrower and each Lender assumes and accepts such risks by hereby authorizing the transmission via E-Systems or electronic mail.  Each “e‑signature” on any such posting shall be deemed sufficient to satisfy any requirement for a “signature”, and each such posting shall be deemed sufficient to satisfy any requirement for a “writing”, in each case including pursuant to any Loan Document, any applicable provision of any Code, the federal Uniform Electronic Transactions Act, the Electronic Signatures in Global and National Commerce Act and any substantive or procedural Requirement of Law governing such subject matter.  All uses of an E-System shall be governed by and subject to, in addition to this Section, the separate terms, conditions and privacy policy posted or referenced in such E-System (or such terms, conditions and privacy policy as may be updated from time to time, including on such E-System) and related contractual obligations executed by Collateral Agent, Borrower and/or Lenders in connection with the use of such E-System.  ALL E-SYSTEMS AND ELECTRONIC TRANSMISSIONS SHALL BE PROVIDED “AS IS” AND “AS AVAILABLE.”  NO REPRESENTATION OR WARRANTY OF ANY KIND IS MADE BY AGENT, ANY LENDER OR ANY OF THEIR RELATED PERSONS IN CONNECTION WITH ANY E‑SYSTEMS.

3.Collateral Agent’s Reliance, Etc.  Collateral Agent may, without incurring any liability hereunder, (a) consult with any of its Related Persons and, whether or not selected by it, any other advisors, accountants and other experts (including advisors to, and accountants and experts engaged by, Borrower) and (b) rely and act upon any document and information (including those transmitted by electronic transmission) and any telephone message or conversation, in each case believed by it to be genuine and transmitted, signed or otherwise authenticated by the appropriate parties.  None of Collateral Agent and its Related Persons shall be liable for any action taken or omitted to be taken by any of them under or in connection with any Loan Document, and each Lender and Borrower hereby waives and shall not assert (and Borrower shall cause its Subsidiaries to waive and agree not to assert) any right, claim or cause of action based thereon, except to the extent of liabilities resulting from the gross negligence or willful misconduct of Collateral Agent or, as the case may be, such Related Person (each as determined in a final, non-appealable judgment of a court of competent jurisdiction) in connection with the duties of Collateral Agent expressly set forth herein.  Without limiting the foregoing, Collateral Agent: (i) shall not be responsible or otherwise incur liability for any action or omission taken in reliance upon the instructions of the Required Lenders or for the actions or omissions of any of its Related Persons, except to the extent that a court of competent jurisdiction determines in a final non-appealable judgment that Collateral Agent acted with gross negligence or willful misconduct in the selection of such Related Person; (ii) shall not be responsible to any Lender or other Person for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, any Loan Document; (iii) makes no warranty or representation, and shall not be responsible, to any Lender or other Person for any statement, document, information, representation or warranty made or furnished by or on behalf of Borrower or any Related Person of Borrower in connection with any Loan Document or any transaction contemplated therein or any other document or information with respect to Borrower, whether or not transmitted or (except for documents expressly required under any Loan Document to be transmitted to the Lenders) omitted to be transmitted by Collateral Agent, including as to completeness, accuracy, scope or adequacy thereof, or for the scope, nature or results of any due diligence performed by Collateral Agent in connection with the Loan Documents; and (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any provision of any Loan Document, whether any condition set forth in any Loan Document is satisfied or waived, as to the financial condition of Borrower or as to the existence or continuation or possible occurrence or continuation of any Event of Default, and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from Borrower or any Lender describing such Event of Default that is clearly labeled “notice of default” (in which case Collateral Agent shall promptly give notice of such receipt to all Lenders, provided that Collateral Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Collateral Agent’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction); and, for each of the items set forth in clauses (i) through (iv) above, each Lender and Borrower hereby waives and agrees not to assert (and Borrower shall cause its Subsidiaries to waive and agree not to assert) any right, claim or cause of action it might have against Collateral Agent based thereon.

4.Collateral Agent Individually.  Collateral Agent and its Affiliates may make loans and other extensions of credit to, acquire stock and stock equivalents of, engage in any kind of business with, Borrower or any Affiliate of Borrower as though it were not acting as Collateral Agent and may receive separate fees and other payments therefor.  To the extent Collateral Agent or any of its Affiliates makes any Term Loans or otherwise becomes a Lender hereunder, it shall have and may exercise the same rights and powers hereunder and shall be subject to the same obligations and liabilities as any other Lender and the terms “Lender”, “Required Lender” and any similar terms shall, except where otherwise expressly provided in any Loan Document, include, without limitation, Collateral Agent or such Affiliate, as the case may be, in its individual capacity as Lender, or as one of the Required Lenders.

5.Lender Credit Decision; Collateral Agent Report.  Each Lender acknowledges that it shall, independently and without reliance upon Collateral Agent, any Lender or any of their Related Persons or upon any document solely or in part because such document was transmitted by Collateral Agent or any of its Related Persons, conduct its own independent investigation of the financial condition and affairs of Borrower and make and continue to make its own credit decisions in connection with entering into, and taking or not taking any action under, any Loan Document or with respect to any transaction contemplated in any Loan Document, in each case based on such documents and information as it shall deem appropriate.  Except for documents expressly required by any Loan Document to be transmitted by Collateral Agent to the Lenders, Collateral Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, Property, financial and other condition or creditworthiness of Borrower or any Affiliate of Borrower that may come in to the possession of Collateral Agent or any of its Related Persons.  Each Lender agrees that is shall not rely on any field examination, audit or other report provided by Collateral Agent or its Related Persons (an “Collateral Agent Report”).  Each Lender further acknowledges that any Collateral Agent Report (a) is provided to the Lenders solely as a courtesy, without consideration, and based upon the understanding that such Lender will not rely on such Collateral Agent Report, (b) was prepared by Collateral Agent or its Related Persons based upon information provided by Borrower solely for Collateral Agent’s own internal use, and (c) may not be complete and may not reflect all information and findings obtained by Collateral Agent or its Related Persons regarding the operations and condition of Borrower.  Neither Collateral Agent nor any of its Related Persons makes any representations or warranties of any kind with respect to (i) any existing or proposed financing, (ii) the accuracy or completeness of the information contained in any Collateral Agent Report or in any related documentation, (iii) the scope or adequacy of Collateral Agent’s and its Related Persons’ due diligence, or the presence or absence of any errors or omissions contained in any Collateral Agent Report or in any related documentation, and (iv) any work performed by Collateral Agent or Collateral Agent’s Related Persons in connection with or using any Collateral Agent Report or any related documentation.  Neither Collateral Agent nor any of its Related Persons shall have any duties or obligations in connection with or as a result of any Lender receiving a copy of any Collateral Agent Report.  Without limiting the generality of the forgoing, neither Collateral Agent nor any of its Related Persons shall have any responsibility for the accuracy or completeness of any Collateral Agent Report, or the appropriateness of any Collateral Agent Report for any Lender’s purposes, and shall have no duty or responsibility to correct or update any Collateral Agent Report or disclose to any Lender any other information not embodied in any Collateral Agent Report, including any supplemental information obtained after the date of any Collateral Agent Report.  Each Lender releases, and agrees that it will not assert, any claim against Collateral Agent or its Related Persons that in any way relates to any Collateral Agent Report or arises out of any Lender having access to any Collateral Agent Report or any discussion of its contents, and agrees to indemnify and hold harmless Collateral Agent and its Related Persons from all claims, liabilities and expenses relating to a breach by any Lender arising out of such Lender’s access to any Collateral Agent Report or any discussion of its contents.

6.Indemnification.  Each Lender agrees to reimburse Collateral Agent and each of its Related Persons (to the extent not reimbursed by Borrower as required under the Loan Documents (including pursuant to Section 12.2 of the Agreement)) promptly upon demand for its Pro Rata Share of any out-of-pocket costs and expenses (including, without limitation, fees, charges and disbursements of financial, legal and other advisors and any taxes or insurance paid in the name of, or on behalf of, Borrower) incurred by Collateral Agent or any of its Related Persons in connection with the preparation, syndication, execution, delivery, administration, modification, amendment, consent, waiver or enforcement of, or the taking of any other action (whether through negotiations, through any work-out, bankruptcy, restructuring or other legal or other proceeding (including, without limitation, preparation for and/or response to any subpoena or request for document production relating thereto) or otherwise) in respect of, or legal advice with respect to, its rights or responsibilities under, any Loan Document.  Each Lender further agrees to indemnify Collateral Agent and each of its Related Persons (to the extent not reimbursed by Borrower as required under the Loan Documents (including pursuant to Section 12.2 of the Agreement)), ratably according to its Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, to the extent not indemnified by the applicable Lender, taxes, interests and penalties imposed for not properly withholding or backup withholding on payments made to or for the account of any Lender) that may be imposed on, incurred by, or asserted against Collateral Agent or any of its Related Persons in any matter relating to or arising out of, in connection with or as a result of any Loan Document or any other act, event or transaction related, contemplated in or attendant to any such document, or, in each case, any action taken or omitted to be taken by Collateral Agent or any of its Related Persons under or with respect to the foregoing; provided that no Lender shall be liable to Collateral Agent or any of its Related Persons under this Section 6 of this Exhibit B to the extent such liability has resulted from the gross negligence or willful misconduct of Collateral Agent or, as the case may be, such Related Person, as determined by a final non-appealable judgment of a court of competent jurisdiction.  To the extent required by any applicable Requirement of Law, Collateral Agent may withhold from any payment to any Lender under a Loan Document an amount equal to any applicable withholding tax.  If the Internal Revenue Service or any other Governmental Authority asserts a claim that Collateral Agent did not properly withhold tax from amounts paid to or for the account of any Lender for any reason, or if Collateral Agent reasonably determines that it was required to withhold taxes from a prior payment to or for the account of any Lender but failed to do so, such Lender shall promptly indemnify Collateral Agent fully for all amounts paid, directly or indirectly, by Collateral Agent as tax or otherwise, including penalties and interest, and together with all expenses incurred by Collateral Agent.  Collateral Agent may offset against any payment to any Lender under a Loan Document, any applicable withholding tax that was required to be withheld from any prior payment to such Lender but which was not so withheld, as well as any other amounts for which Collateral Agent is entitled to indemnification from such Lender under the immediately preceding sentence of this Section 6 of this Exhibit B.

7.Successor Collateral Agent.  Collateral Agent may resign at any time by delivering notice of such resignation to the Lenders and Borrower, effective on the date set forth in such notice or, if no such date is set forth therein, upon the date such notice shall be effective, in accordance with the terms of this Section 7 of this Exhibit B.  If Collateral Agent delivers any such notice, the Required Lenders shall have the right to appoint a successor Collateral Agent.  If, after thirty (30) days after the date of the retiring Collateral Agent’s notice of resignation, no successor Collateral Agent has been appointed by the Required Lenders and has accepted such appointment, then the retiring Collateral Agent may, on behalf of the Lenders, appoint a successor Collateral Agent from among the Lenders.  Effective immediately upon its resignation, (a) the retiring Collateral Agent shall be discharged from its duties and obligations under the Loan Documents, (b) the Lenders shall assume and perform all of the duties of Collateral Agent until a successor Collateral Agent shall have accepted a valid appointment hereunder, (c) the retiring Collateral Agent and its Related Persons shall no longer have the benefit of any provision of any Loan Document other than with respect to any actions taken or omitted to be taken while such retiring Collateral Agent was, or because such Collateral Agent had been, validly acting as Collateral Agent under the Loan Documents, and (d) subject to its rights under Section

2(b) of this Exhibit B, the retiring Collateral Agent shall take such action as may be reasonably necessary to assign to the successor Collateral Agent its rights as Collateral Agent under the Loan Documents.  Effective immediately upon its acceptance of a valid appointment as Collateral Agent, a successor Collateral Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Collateral Agent under the Loan Documents.

8.Release of Collateral.  Each Lender hereby consents to the release and hereby directs Collateral Agent to release (or in the case of clause (b)(ii) below, release or subordinate) the following:

(a)any Guarantor if all of the stock of such Subsidiary owned by Borrower is sold or transferred in a transaction permitted under the Loan Documents (including pursuant to a valid waiver or consent), to the extent that, after giving effect to such transaction, such Subsidiary would not be required to guaranty any Obligations pursuant to any Loan Document; and

(b)any Lien held by Collateral Agent for the benefit of the Secured Parties against (i) any Collateral that is sold or otherwise disposed of by Borrower in a transaction permitted by the Loan Documents (including pursuant to a valid waiver or consent), (ii) any Collateral subject to a Lien that is expressly permitted under clause (c) of the definition of the term “Permitted Lien” and (iii) all of the Collateral and Borrower, upon (A) termination of all of the Term Loan Commitments, (B) the payment in full in cash of all of the Obligations (other than inchoate indemnity obligations for which no claim has been made), and (C) to the extent requested by Collateral Agent, receipt by Collateral Agent and Lenders of liability releases from Borrower in form and substance acceptable to Collateral Agent.

9.Setoff and Sharing of Payments.  In addition to any rights now or hereafter granted under any applicable Requirement of Law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default and subject to Section 10(d) of this Exhibit B, each Lender is hereby authorized at any time or from time to time upon the direction of Collateral Agent, without notice to Borrower or any other Person, any such notice being hereby expressly waived, to setoff and to appropriate and to apply any and all balances held by it at any of its offices for the account of Borrower (regardless of whether such balances are then due to Borrower) and any other properties or assets at any time held or owing by that Lender or that holder to or for the credit or for the account of Borrower against and on account of any of the Obligations that are not paid when due.  Any Lender exercising a right of setoff or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender’s or holder’s Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so offset or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares of the Obligations.  Borrower agrees, to the fullest extent permitted by law, that (a) any Lender may exercise its right to offset with respect to amounts in excess of its Pro Rata Share of the Obligations and may purchase participations in accordance with the preceding sentence and (b) any Lender so purchasing a participation in the Term Loans made or other Obligations held by other Lenders or holders may exercise all rights of offset, bankers’ liens, counterclaims or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Term Loans and the other Obligations in the amount of such participation.  Notwithstanding the foregoing, if all or any portion of the offset amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of offset, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

10.Advances; Payments; Non-Funding Lenders; Actions in Concert.

(a)Advances; Payments.  If Collateral Agent receives any payment with respect to a Term Loan for the account of the Lenders on or prior to 2:00 p.m. (New York time) on any Business Day, Collateral Agent shall pay to each applicable Lender such Lender’s Pro Rata Share of such payment on such Business Day.  If Collateral Agent receives any payment with respect to a Term Loan for the account of Lenders after 2:00 p.m. (New York time) on any Business Day, Collateral Agent shall pay to each applicable Lender such Lender’s Pro Rata Share of such payment on the next Business Day.

(b)Return of Payments.

(i)If Collateral Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Collateral Agent or on behalf of from Borrower and such related payment is not received by Collateral Agent, then Collateral Agent will be entitled to recover such amount (including interest accruing on such amount at the rate otherwise applicable to such Obligation) from such Lender on demand without setoff, counterclaim or deduction of any kind.

(ii)If Collateral Agent determines at any time that any amount received by Collateral Agent under any Loan Document must be returned to Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of any Loan Document, Collateral Agent will not be required to distribute any portion thereof to any Lender.  In addition, each Lender will repay to Collateral Agent on demand any portion of such amount that Collateral Agent has distributed to such Lender, together with interest at such rate, if any, as Collateral Agent is required to pay to Borrower or such other Person, without setoff, counterclaim or deduction of any kind and Collateral Agent will be entitled to set off against future distributions to such Lender any such amounts (with interest) that are not repaid on demand.

(c)Non-Funding Lenders.

(i)Unless Collateral Agent shall have received notice from a Lender prior to the date of any Term Loan that such Lender will not make available to Collateral Agent such Lender’s Pro Rata Share of such Term Loan, Collateral Agent may assume that such Lender will make such amount available to it on the date of such Term Loan in accordance with Section 2(b) of this Exhibit B, and Collateral Agent may (but shall not be obligated to), in reliance upon such assumption, make available a corresponding amount for the account of Borrower on such date.  If and to the extent that such Lender shall not have made such amount available to Collateral Agent, such Lender and Borrower severally agree to repay to Collateral Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the day such amount is made available to Borrower until the day such amount is repaid to Collateral Agent, at a rate per annum equal to the interest rate applicable to the Obligation that would have been created when Collateral Agent made available such amount to Borrower had such Lender made a corresponding payment available. If such Lender shall repay such corresponding amount to Collateral Agent, the amount so repaid shall constitute such Lender’s portion of such Term Loan for purposes of this Agreement.

(ii)To the extent that any Lender has failed to fund any Term Loan or any other payments required to be made by it under the Loan Documents after any such Term Loan is required to be made or such payment is due (a “Non-Funding Lender”), Collateral Agent shall be entitled to set off the funding short-fall against that Non-Funding Lender’s Pro Rata Share of all payments received from or on behalf of Borrower thereunder.  The failure of any Non‑Funding Lender to make any Term Loan or any payment required by it hereunder shall not relieve any other Lender (each such other Lender, an “Other Lender”) of its obligations to make such Term Loan, but neither any Other Lender nor Collateral Agent shall be responsible for the failure of any Non-Funding Lender to make such Term Loan or make any other payment required hereunder.  Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a “Lender” (or be included in the calculation of “Required Lenders” hereunder) for any voting or consent rights under or with respect to any Loan Document.  At Borrower’s request, Collateral Agent or a Person reasonably acceptable to Collateral Agent shall have the right with Collateral Agent’s consent and in Collateral Agent’s sole discretion (but Collateral Agent or any such Person shall have no obligation) to purchase from any Non-Funding Lender, and each Lender agrees that if it becomes a Non-Funding Lender it shall, at Collateral Agent’s request, sell and assign to Collateral Agent or such Person, all of the Term Loan Commitment (if any), and all of the outstanding Term Loan of that Non-Funding Lender for an amount equal to the aggregate outstanding principal balance of the Term Loan held by such Non-Funding Lender and all accrued interest with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed assignment agreement in form and substance reasonably satisfactory to, and acknowledged by, Collateral Agent.

(d)Actions in Concert.  Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of any Loan Document (including exercising any rights of setoff) without first obtaining the prior written consent of Collateral Agent or Required Lenders, it being the intent of Lenders that any such action to protect or enforce rights under any Loan Document shall be taken in concert and at the direction or with the consent of Collateral Agent or Required Lenders.

EXHIBIT C

Loan Payment Request Form

Fax To:  (212) 993-1698Date: _____________________

Loan Payment:

ALIMERA SCIENCES, INC.

From Account #___________________________To Account #_____________________________________________

(Deposit Account #)(Loan Account #)

Principal $_______________________________and/or Interest $__________________________________________

Authorized Signature:Phone Number:

Print Name/Title:

Loan Advance:

Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.

From Account #_____________________________To Account #_________________________________________

(Loan Account #)(Deposit Account #)

Amount of Advance $___________________________

All Borrower’s representations and warranties in the Loan and Security Agreement are true, correct and complete in all material respects on the date of the request for an advance; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date:

Authorized Signature:Phone Number:

Print Name/Title:

Outgoing Wire Request:

Complete only if all or a portion of funds from the loan advance above is to be wired.

Beneficiary Name: _____________________________Amount of Wire: $

Beneficiary Bank: ______________________________Account Number:

City and State:

Beneficiary Bank Transit (ABA) #: Beneficiary Bank Code (Swift, Sort, Chip, etc.):

(For International Wire Only)

Intermediary Bank: Transit (ABA) #:

For Further Credit to:

Special Instruction:

By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

Authorized Signature: ___________________________2nd Signature (if required): ______________________________

Print Name/Title: ______________________________Print Name/Title: ______________________________________

Telephone #: Telephone #:

EXHIBIT D

Compliance Certificate

TO:	SLR INVESTMENT CORP., as Collateral Agent and Lender
FROM:	ALIMERA SCIENCES, INC.

The undersigned authorized officer (“Officer”) of Alimera Sciences, Inc. (“Borrower”), hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement dated as of December 31, 2019, by and among Borrower, Collateral Agent, and the Lenders from time to time party thereto (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings given them in the Loan Agreement),

(a)Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below;

(b)There are no defaults or Events of Default, except as noted below;

(c)Except as noted below, all representations and warranties of Borrower stated in the Loan Documents are true and correct in all material respects on this date and for the period described in (a), above; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date.

(d)Borrower, and each of Borrower’s Subsidiaries, has timely filed all required tax returns and reports, Borrower, and each of Borrower’s Subsidiaries, has timely paid all foreign, federal, state, and local taxes, assessments, deposits and contributions owed by Borrower, or Subsidiary, except as otherwise permitted pursuant to the terms of Section 6.4 of the Loan Agreement;

(e)No Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Collateral Agent and the Lenders.

Attached are the required documents, if any, supporting our certification(s).  The Officer, on behalf of Borrower, further certifies that the attached financial statements are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes and except, in the case of unaudited financial statements, for the absence of footnotes and subject to year‑end audit adjustments as to the interim financial statements.  To the extent any financial statements or SEC Reports required hereunder are included in materials filed with the SEC, they may be delivered electronically and if so delivered, shall be deemed to have been delivered or attached hereto on the date on which Borrower posts such documents, or provides a link thereto, on Borrower’s website on the internet at Borrower’s website address.

Please indicate compliance status since the last Compliance Certificate by circling Yes, No, or N/A under “Complies” column.

	Reporting Covenant	Requirement	Actual	Complies
1)	Financial statements	Monthly within 30 days		Yes	No	N/A
2)	Annual (CPA Audited) statements	Within 90 days after FYE		Yes	No	N/A

3)	Annual Financial Projections/Budget (prepared on a monthly basis)	Annually (within earlier 30 days of approval or 60 days of FYE), and when revised		Yes	No	N/A
4)	A/R & A/P agings	If applicable		Yes	No	N/A
5)	8‑K, 10‑K and 10‑Q Filings	If applicable, within 5 days of filing		Yes	No	N/A
6)	Compliance Certificate	Monthly within 30 days		Yes	No	N/A
7)	Report detailing the IP	When required		Yes	No	N/A
8)	Total amount of Borrower’s cash and cash equivalents at the last day of the measurement period		$________	Yes	No	N/A
9)	Total amount of Borrower’s Subsidiaries’ cash and cash equivalents at the last day of the measurement period		$________	Yes	No	N/A

Deposit and Securities Accounts

(Please list all accounts; attach separate sheet if additional space needed)

	Institution Name	Account Number	New Account?		Account Control Agreement in place?
1)			Yes	No	Yes	No
2)			Yes	No	Yes	No
3)			Yes	No	Yes	No
4)			Yes	No	Yes	No

Financial Covenants

Minimum Revenue (period ending _______)	Covenant Level	Actual	Complies
			Yes	No	N/A

Other Matters

1)	Have there been any changes in Key Persons since the last Compliance Certificate?	Yes	No

2)	Have there been any transfers/sales/disposals/retirement of Collateral or IP prohibited by the Loan Agreement?	Yes	No

3)	Have there been any new or pending claims or causes of action against Borrower that involve more than Two Hundred Fifty Thousand Dollars ($250,000)?	Yes	No

4)

Have there been any amendments of or other changes to the Operating Documents of Borrower or any of its Subsidiaries?  If yes, provide copies of any such amendments or changes with this Compliance Certificate.

		Yes	No

5)	Has Borrower or any Subsidiary entered into or amended any Material Agreement? If yes, please explain and provide a copy of the Material Agreement(s) and/or amendment(s).	Yes	No

6)	Has Borrower provided Collateral Agent with all notices required to be delivered under Sections 6.2(a) and 6.2(b) of the Loan Agreement?	Yes	No

Exceptions

Please explain any exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions.”  Attach separate sheet if additional space needed.)

ALIMERA SCIENCES, INC.

By:

Name:

Title:

Date:

COLLATERAL AGENT USE ONLY

Received by:	Date:

Verified by:	Date:

Compliance Status:YesNo

Exhibit E

CORPORATE BORROWING CERTIFICATE

Borrower:	ALIMERA SCIENCES, INC.	Date: [_____]
Lender:	SLR INVESTMENT CORP., as Collateral Agent and Lender

I hereby certify as follows, as of the date set forth above:

1.I am the Secretary, Assistant Secretary or other officer of Borrower.  My title is as set forth below.

2.Borrower’s exact legal name is set forth above.  Borrower is a corporation existing under the laws of the State of Delaware.

3.Attached hereto as Appendix A and Appendix B, respectively, are true, correct and complete copies of (i) Borrower’s Certificate of Incorporation (including amendments), as filed with the Secretary of State of the state in which Borrower is incorporated as set forth in paragraph 2 above; and (ii) Borrower’s Bylaws.  Neither such Certificate of Incorporation nor such Bylaws have been amended, annulled, rescinded, revoked or supplemented, and such Certificate of Incorporation and such Bylaws remain in full force and effect as of the date hereof.

4.The following resolutions were duly and validly adopted by Borrower’s board of directors at a duly held meeting of such directors (or pursuant to a unanimous written consent or other authorized corporate action).  Such resolutions are in full force and effect as of the date hereof and have not been in any way modified, repealed, rescinded, amended or revoked, and the Lenders may rely on them until each Lender receives written notice of revocation from Borrower.

[Balance of Page Intentionally Left Blank]

Resolved, that any one of the following officers or employees of Borrower, whose names, titles and signatures are below, may act on behalf of Borrower:

Name	Title	Signature	Authorized to Add or Remove Signatories
□
□
□
□

Resolved Further, that any one of the persons designated above with a checked box beside his or her name may, from time to time, add or remove any individuals to and from the above list of persons authorized to act on behalf of Borrower.

Resolved Further,  that such individuals may, on behalf of Borrower:

Borrow Money.  Borrow money from the Lenders.

Execute Loan Documents.  Execute any loan documents any Lender requires.

Grant Security.  Grant Collateral Agent a security interest in any of Borrower’s assets.

Negotiate Items.  Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds.

Pay Fees.  Pay fees under the Loan Agreement or any other Loan Document.

Further Acts.  Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Borrower’s right to a jury trial) they believe to be necessary to effectuate such resolutions.

Resolved Further, that all acts authorized by the above resolutions and any prior acts relating thereto are ratified.

[Balance of Page Intentionally Left Blank]

5.The persons listed above are Borrower’s officers or employees with their titles and signatures shown next to their names.

By:
Name:
Title:

*** If the Secretary, Assistant Secretary or other certifying officer executing above is designated by the resolutions set forth in paragraph 4 as one of the authorized signing officers, this Certificate must also be signed by a second authorized officer or director of Borrower.

I, the __________________________ of Borrower, hereby certify as to paragraphs 1 through 5 above, as

[print title]

of the date set forth above.

By:
Name:
Title:

[Signature Page to Corporate Borrowing Certificate]

Appendix A

Certificate of Incorporation (including amendments)

[see attached]

Appendix B

Bylaws

[see attached]

EXHIBIT F

ACH LETTER

SLR INVESTMENT CORP.

500 Park Avenue, 3rd Floor

New York, NY 10022

Attention: [____________]

Fax: (212) 993-1698

Email: [____________]

Re:  Loan and Security Agreement dated as of December 31, 2019 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “Agreement”) by and among Alimera Sciences, Inc. (“Borrower”), SLR Investment Corp., a Maryland Corporation (formerly known as Solar Capital Ltd.) (“Solar”), as collateral agent (in such capacity, “Collateral Agent”) and the Lenders listed on Schedule 1.1 thereof or otherwise a party thereto from time to time, including Solar in its capacity as a Lender (each a “Lender” and collectively, the “Lenders”).  Capitalized terms used but not otherwise defined herein shall have the meanings given them under the Agreement.

In connection with the above referenced Agreement, Borrower hereby authorizes Collateral Agent to, at its discretion and with prior notice of at least one (1) Business Day, initiate debit entries to Borrower’s account indicated below (i) on each payment date of all Obligations then due and owing, (ii) at any time any payment due and owing with respect to Lenders’ Expenses, and (iii) upon an Event of Default, any other Obligations outstanding, in each case pursuant to Section 2.3(e) of the Agreement.  The Borrower authorizes the depository institution named below to debit to such account.

Depository Name	Branch
City	State and Zip Code
Transit/ABA Number	Account Number

This authority will remain in full force and effect so long as any amounts are due under the Agreement.

[Signature page to follow]

ALIMERA SCIENCES, INC.

By: _________________________________________

Title: ________________________________________

Date: ________________________________________

EXHIBIT G

Form of Secured Promissory Note

SECURED PROMISSORY NOTE
(Term [A][B][C][d] Loan)

$____________________Dated:  [_____], 20[  ]

FOR VALUE RECEIVED, the undersigned, ALIMERA SCIENCES, INC., a Delaware corporation with offices located at 6120 Windward Parkway, Suite 290, Alpharetta, GA 30005 (“Borrower”) HEREBY PROMISES TO PAY to [___________] (“Lender”) or its registered assigns the principal amount of [___________] DOLLARS ($______________) or such lesser amount as shall equal the outstanding principal balance of the Term [A][B][C][d] Loan made to Borrower by Lender, plus interest on the aggregate unpaid principal amount of such Term [A][B][C][d] Loan, at the rates and in accordance with the terms of the Loan and Security Agreement dated December 31, 2019 by and among Borrower, Lender, SLR Investment Corp., a Maryland corporation (formerly known as Solar Capital Ltd.), as Collateral Agent, and the other Lenders from time to time party thereto (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”).  If not sooner paid, the entire principal amount and all accrued and unpaid interest hereunder shall be due and payable on the Maturity Date as set forth in the Loan Agreement.  Any capitalized term not otherwise defined herein shall have the meaning attributed to such term in the Loan Agreement.

Principal, interest and all other amounts due with respect to the Term [A][B][C][d] Loan, are payable in lawful money of the United States of America to Lender as set forth in the Loan Agreement and this Secured Promissory Note (this “Note”).  The principal amount of this Note and the interest rate applicable thereto, and all payments made with respect thereto, shall be recorded by Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note.

The Loan Agreement, among other things, (a) provides for the making of a secured Term [A][B][C][d] Loan by Lender to Borrower, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

This Note may not be prepaid except as set forth in Section 2.2 (c) and Section 2.2(d) of the Loan Agreement.

This Note and the obligation of Borrower to repay the unpaid principal amount of the Term [A][B][C][d] Loan, interest on the Term [A][B][C][d] Loan and all other amounts due Lender under the Loan Agreement is secured under the Loan Agreement.

Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Note are hereby waived.

Borrower shall pay all fees and expenses, including, without limitation, reasonable attorneys’ fees and costs, actually incurred by Lender in the enforcement or attempt to enforce any of Borrower’s obligations hereunder not performed when due subject to the terms of the Loan Agreement.

This Note shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York.

The ownership of an interest in this Note shall be registered on a record of ownership maintained by Lender or its agent.  Notwithstanding anything else in this Note to the contrary, the right to the principal of, and stated interest on, this Note may be transferred only if the transfer is registered on such record of ownership and the transferee is identified as the owner of an interest in the obligation.  Borrower shall be entitled to treat the registered holder of this Note (as recorded on such record of ownership) as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in this Note on the part of any other person or entity.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

BORROWER:

ALIMERA SCIENCES, INC.

By
Name:
Title:

LOAN AND PAYMENTS OF PRINCIPAL

Date	Interest Rate [(include this column if floating interest based on time of drawing)]	Principal Amount	Scheduled Payment Amount	Notation By

Exhibit B